Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 31, 2007,	Registration No. 333-145845
the Prospectus Supplement dated September 4, 2007 and the Information Supplement dated December 12, 2007)	August 13, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: August 29, 2008

•	Initial valuation date: August 26, 2008

•	Final valuation date: February 24, 2009

•	Maturity date: February 27, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Barrick Gold Corporation	TBD	FWP-8	ABX	TBD	14.600%	75.0%	TBD	TBD	TBD	TBD	E-2480	06738QFL7/ US06738QFL77
Arch Coal, Inc.	TBD	FWP-10	ACI	TBD	19.500%	60.0%	TBD	TBD	TBD	TBD	E-2481	06738QFM5/ US06738QFM50
Archer-Daniels-Midland Company	TBD	FWP-12	ADM	TBD	13.500%	80.0%	TBD	TBD	TBD	TBD	E-2482	06738QFN3/ US06738QFN34
Applied Materials, Inc.	TBD	FWP-14	AMAT	TBD	9.750%	80.0%	TBD	TBD	TBD	TBD	E-2483	06738QFP8/ US06738QFP81
American Express Company	TBD	FWP-16	AXP	TBD	13.750%	70.0%	TBD	TBD	TBD	TBD	E-2484	06738QFQ6/ US06738QFQ64
Best Buy Co., Inc.	TBD	FWP-18	BBY	TBD	10.000%	75.0%	TBD	TBD	TBD	TBD	E-2485	06738QFR4/ US06738QFR48
Boston Scientific Corporation	TBD	FWP-20	BSX	TBD	10.750%	70.0%	TBD	TBD	TBD	TBD	E-2486	06738QFS2/ US06738QFS21
Peabody Energy Corporation	TBD	FWP-22	BTU	TBD	18.500%	65.0%	TBD	TBD	TBD	TBD	E-2487	06738QFT0/ US06738QFT04
Citigroup Inc.	TBD	FWP-24	C	TBD	13.000%	60.0%	TBD	TBD	TBD	TBD	E-2488	06738QFU7/ US06738QFU76
Chicago Bridge & Iron Company N.V.	TBD	FWP-26	CBI	TBD	16.000%	70.0%	TBD	TBD	TBD	TBD	E-2489	06738QFV5/ US06738QFV59
Canadian Natural Resources Limited	TBD	FWP-28	CNQ	TBD	15.800%	70.0%	TBD	TBD	TBD	TBD	E-2490	06738QFW3/ US06738QFW33
Consol Energy Inc.	TBD	FWP-30	CNX	TBD	15.900%	60.0%	TBD	TBD	TBD	TBD	E-2491	06738QFX1/ US06738QFX16
Diamond Offshore Drilling, Inc.	TBD	FWP-32	DO	TBD	12.500%	70.0%	TBD	TBD	TBD	TBD	E-2492	06738QFY9/ US06738QFY98
Dynegy Inc.	TBD	FWP-34	DVN	TBD	15.250%	75.0%	TBD	TBD	TBD	TBD	E-2493	06738QFZ6/ US06738QFZ63
eBay Inc.	TBD	FWP-36	EBAY	TBD	10.750%	80.0%	TBD	TBD	TBD	TBD	E-2494	06738QGA0/ US06738QGA04
EMC Corporation	TBD	FWP-38	EMC	TBD	10.500%	75.0%	TBD	TBD	TBD	TBD	E-2495	06738QGB8/ US06738QGB86
Freeport-McMoRan Copper & Gold Inc.	TBD	FWP-40	FCX	TBD	16.750%	60.0%	TBD	TBD	TBD	TBD	E-2496	06738QGC6/ US06738QGC69
Forest Oil Corporation	TBD	FWP-42	FST	TBD	13.500%	70.0%	TBD	TBD	TBD	TBD	E-2497	06738QGD4/ US06738QGD43
Frontier Oil Corporation	TBD	FWP-44	FTO	TBD	18.000%	60.0%	TBD	TBD	TBD	TBD	E-2498	06738QGE2/ US06738QGE26
The Goldman Sachs Group, Inc.	TBD	FWP-46	GS	TBD	12.350%	75.0%	TBD	TBD	TBD	TBD	E-2499	06738QGF9/ US06738QGF90
Halliburton Company	TBD	FWP-48	HAL	TBD	11.750%	80.0%	TBD	TBD	TBD	TBD	E-2500	06738QGG7/ US06738QGG73
Harley-Davison, Inc.	TBD	FWP-50	HOG	TBD	11.750%	75.0%	TBD	TBD	TBD	TBD	E-2501	06738QGH5/ US06738QGH56
H&R Block, Inc.	TBD	FWP-52	HRB	TBD	11.500%	75.0%	TBD	TBD	TBD	TBD	E-2502	06738QGJ1/ US06738QGJ13
Ingersoll-Rand Company Limited	TBD	FWP-54	IR	TBD	9.250%	80.0%	TBD	TBD	TBD	TBD	E-2503	06738QGK8/ US06738QGK85
JPMorgan Chase & Co.	TBD	FWP-56	JPM	TBD	14.000%	75.0%	TBD	TBD	TBD	TBD	E-2504	06738QGL6/ US06738QGL68
Kohl’s Corporation	TBD	FWP-58	KSS	TBD	12.250%	75.0%	TBD	TBD	TBD	TBD	E-2505	06738QGM4/ US06738QGM42
Las Vegas Sands Corp.	TBD	FWP-60	LVS	TBD	18.750%	60.0%	TBD	TBD	TBD	TBD	E-2506	06738QGN2/ US06738QGN25
Merrill Lynch & Co., Inc.	TBD	FWP-62	MER	TBD	16.750%	60.0%	TBD	TBD	TBD	TBD	E-2507	06738QGP7/ US06738QGP72
The Mosaic Company	TBD	FWP-64	MOS	TBD	17.500%	60.0%	TBD	TBD	TBD	TBD	E-2508	06738QGQ5/ US06738QGQ55
Marathon Oil Corporation	TBD	FWP-66	MRO	TBD	11.500%	75.0%	TBD	TBD	TBD	TBD	E-2509	06738QGR3/ US06738QGR39
MARVELL TECHNOLOGY GROUP LTD	TBD	FWP-68	MRVL	TBD	13.500%	70.0%	TBD	TBD	TBD	TBD	E-2510	06738QGS1/ US06738QGS12
Mylan Laboratories Inc.	TBD	FWP-70	MYL	TBD	13.800%	70.0%	TBD	TBD	TBD	TBD	E-2511	06738QGT9/ US06738QGT94
Noble Corporation	TBD	FWP-72	NE	TBD	14.000%	75.0%	TBD	TBD	TBD	TBD	E-2512	06738QGU6/ US06738QGU67
Norfolk Southern Corporation	TBD	FWP-74	NSC	TBD	9.500%	75.0%	TBD	TBD	TBD	TBD	E-2513	06738QGV4/ US06738QGV41
NVIDIA Corporation	TBD	FWP-76	NVDA	TBD	18.000%	70.0%	TBD	TBD	TBD	TBD	E-2514	06738QGW2/ US06738QGW24
Occidental Petroleum Corporation	TBD	FWP-78	OXY	TBD	13.000%	75.0%	TBD	TBD	TBD	TBD	E-2515	06738QGX0/ US06738QGX07
Southern Copper Corporation	TBD	FWP-80	PCU	TBD	20.000%	70.0%	TBD	TBD	TBD	TBD	E-2516	06738QGY8/ US06738QGY89
Potash Corporation of Saskatchewan Inc.	TBD	FWP-82	POT	TBD	13.500%	60.0%	TBD	TBD	TBD	TBD	E-2517	06738QGZ5/ US06738QGZ54
QUALCOMM Incorporated	TBD	FWP-84	QCOM	TBD	9.250%	80.0%	TBD	TBD	TBD	TBD	E-2518	06738QHA9/ US06738QHA94
RELIANT ENERGY INC	TBD	FWP-86	RRI	TBD	14.900%	75.0%	TBD	TBD	TBD	TBD	E-2519	06738QHB7/ US06738QHB77
Starbucks Corporation	TBD	FWP-88	SBUX	TBD	11.500%	75.0%	TBD	TBD	TBD	TBD	E-2520	06738QHC5/ US06738QHC50
Sears Holdings Corporation	TBD	FWP-90	SHLD	TBD	15.000%	70.0%	TBD	TBD	TBD	TBD	E-2521	06738QHD3/ US06738QHD34
Schlumberger N.V. (Schlumberger Limited)	TBD	FWP-92	SLB	TBD	12.750%	75.0%	TBD	TBD	TBD	TBD	E-2522	06738QHE1/ US06738QHE17
Superior Energy Services, Inc.	TBD	FWP-94	SPN	TBD	13.500%	75.0%	TBD	TBD	TBD	TBD	E-2523	06738QHF8/ US06738QHF81
SunPower Corporation	TBD	FWP-96	SPWR	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2524	06738QHG6/ US06738QHG64
Suntech Power Holdings Co., Ltd.	TBD	FWP-98	STP	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2525	06738QHH4/ US06738QHH48
Sunoco, Inc.	TBD	FWP-100	SUN	TBD	15.800%	70.0%	TBD	TBD	TBD	TBD	E-2526	06738QHJ0/ US06738QHJ04
Target Corporation	TBD	FWP-102	TGT	TBD	11.000%	70.0%	TBD	TBD	TBD	TBD	E-2527	06738QHK7/ US06738QHK76
Titanium Metals Corporation	TBD	FWP-104	TIE	TBD	18.000%	65.0%	TBD	TBD	TBD	TBD	E-2528	06738QHL5/ US06738QHL59
TERRA INDUSTRIES INC	TBD	FWP-106	TRA	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-2529	06738QHM3/ US06738QHM33
Valero Energy Corporation	TBD	FWP-108	VLO	TBD	14.500%	70.0%	TBD	TBD	TBD	TBD	E-2530	06738QHN1/ US06738QHN16
Wells Fargo & Company	TBD	FWP-110	WFC	TBD	14.300%	70.0%	TBD	TBD	TBD	TBD	E-2531	06738QHP6/ US06738QHP63
United States Steel Corporation	TBD	FWP-112	X	TBD	17.250%	60.0%	TBD	TBD	TBD	TBD	E-2532	06738QHQ4/ US06738QHQ47
Yahoo! Inc.	TBD	FWP-114	YHOO	TBD	14.500%	70.0%	TBD	TBD	TBD	TBD	E-2533	06738QHR2/ US06738QHR20

*	Annualized Rate

See “Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 31, 2007, the prospectus supplement dated September 4, 2007, and the information supplement dated December 12, 2007, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, the prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, the prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August  31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December  12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

FWP-2

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

FWP-3

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

FWP-4

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

FWP-5

Barrick Gold Corporation

According to publicly available information, Barrick Gold Corporation (the “Company”) is a gold mining company. The Company is governed by the Business Corporations Act (Ontario) resulting from the amalgamation, effective July 14, 1984 under the laws of the Province of Ontario, of Camflo Mines Limited, Bob-Clare Investments Limited and the former Barrick Resources Corporation.

The Company entered the gold mining business in 1983 and has operating mines or projects in Canada, the United States, Dominican Republic, Australia, Papua New Guinea, Peru, Chile, Argentina, Pakistan, Russia, South Africa and Tanzania. The Company’s principal products and sources of earnings are gold and copper.

Through a combination of acquisitions and its exploration program, the Company has a project pipeline consisting of ten projects at varying stages of development. The successful development of the Company’s projects is expected to have a significant impact the Company’s future operations. Reflecting higher activity at its Reko Diq, Kabanga, Sedibelo, Cerro Casale and Kainantu projects, the Company expects its 2008 project and development expenses to increase from 2007.

In 2006, with its acquisition of Placer Dome, the Company produced 8.64 million ounces of gold and 367 million pounds of copper. Prior to 2006, the Company did not produce a significant amount of copper. In 2007, the Company’s production was 8.06 million ounces of gold and 402 million pounds of copper, with total cash costs of $350 per ounce and $0.83 per pound, respectively. The processing of lower average ore grades and higher waste stripping contributed to the decrease in 2007 gold production from 2006.

The Company’s head and registered office is located at Brookfield Place, TD Canada Trust Tower, 161 Bay Street, Suite 3700, Toronto, Ontario, M5J 2S1.

The linked share’s SEC file number is 001-9059.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$19.61	$13.46	$15.55
December 31, 2002	$16.74	$13.82	$15.41
March 31, 2003	$17.43	$14.11	$15.56
June 30, 2003	$18.97	$14.61	$17.90
September 30, 2003	$21.13	$16.67	$18.83
December 31, 2003	$23.15	$18.35	$22.71
March 31, 2004	$23.89	$19.15	$23.78
June 30, 2004	$24.15	$18.07	$19.75
September 30, 2004	$21.15	$18.14	$21.04
December 31, 2004	$25.52	$20.17	$24.22
March 31, 2005	$26.32	$21.27	$23.96
June 30, 2005	$25.90	$21.09	$25.03
September 30, 2005	$29.95	$23.35	$29.05
December 30, 2005	$29.12	$24.58	$27.87
March 31, 2006	$32.14	$25.13	$27.24
June 30, 2006	$35.93	$26.70	$29.60
September 29, 2006	$34.47	$27.61	$30.72
December 29, 2006	$31.63	$27.64	$30.70
March 30, 2007	$32.56	$26.94	$28.55
June 29, 2007	$31.48	$27.71	$29.07
September 30, 2007	$41.13	$28.94	$40.28
December 31, 2007	$47.71	$37.05	$42.05
March 31, 2008	$54.74	$41.54	$43.45
June 30, 2008	$46.20	$37.00	$45.50
August 8, 2008*	$52.47	$34.62	$35.20

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ABX

Initial price: $35.20

Protection level: 75.00%

Protection price: $26.40

Physical delivery amount: 28($1,000/Initial price)

Fractional shares: 0.409091

Coupon: 14.60% per annum

Maturity: February 27, 2009

Dividend yield: 1.07% per annum

Coupon amount monthly: $12.17

FWP-6

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.30%		100.54%
+ 90%	7.30%		90.54%
+ 80%	7.30%		80.54%
+ 70%	7.30%		70.54%
+ 60%	7.30%		60.54%
+ 50%	7.30%		50.54%
+ 40%	7.30%		40.54%
+ 30%	7.30%		30.54%
+ 20%	7.30%		20.54%
+ 10%	7.30%		10.54%
+ 5%	7.30%		5.54%

0%	7.30%		0.54%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.30%	2.30%	-4.46%
- 10%	7.30%	-2.70%	-9.46%
- 20%	7.30%	-12.70%	-19.46%
- 30%	N/A	-22.70%	-29.46%
- 40%	N/A	-32.70%	-39.46%
- 50%	N/A	-42.70%	-49.46%
- 60%	N/A	-52.70%	-59.46%
- 70%	N/A	-62.70%	-69.46%
- 80%	N/A	-72.70%	-79.46%
- 90%	N/A	-82.70%	-89.46%
- 100%	N/A	-92.70%	-99.46%

FWP-7

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2007, the company operated 18 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to to power plants, steel mills and industrial facilities. For the year ended December 31, 2007, the Company sold approximately 135.0 million tons of coal, including approximately 8.6 million tons of coal purchased from third parties, fueling approximately 6% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 30, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
August 8, 2008*	$75.37	$45.24	$48.72

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $48.72

Protection level: 60.00%

Protection price: $29.23

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.525452

Coupon: 19.50% per annum

Maturity: February 27, 2009

Dividend yield: 0.66% per annum

Coupon amount monthly: $16.25

FWP-8

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.75%		100.33%
+ 90%	9.75%		90.33%
+ 80%	9.75%		80.33%
+ 70%	9.75%		70.33%
+ 60%	9.75%		60.33%
+ 50%	9.75%		50.33%
+ 40%	9.75%		40.33%
+ 30%	9.75%		30.33%
+ 20%	9.75%		20.33%
+ 10%	9.75%		10.33%
+ 5%	9.75%		5.33%

0%	9.75%		0.33%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	-4.67%
- 10%	9.75%	-0.25%	-9.67%
- 20%	9.75%	-10.25%	-19.67%
- 30%	9.75%	-20.25%	-29.67%
- 40%	9.75%	-30.25%	-39.67%
- 50%	N/A	-40.25%	-49.67%
- 60%	N/A	-50.25%	-59.67%
- 70%	N/A	-60.25%	-69.67%
- 80%	N/A	-70.25%	-79.67%
- 90%	N/A	-80.25%	-89.67%
- 100%	N/A	-90.25%	-99.67%

FWP-9

Archer-Daniels-Midland Company

According to publicly available information, Archer-Daniels-Midland Company (the “Company”) is a world leader in BioEnergy and is principally engaged in procuring, transporting, storing, processing and merchandising agricultural commodities and products. The Company’s operations are classified into three main business segments: Oilseeds Processing, Corn Processing and Agricultural Services. Oilseeds Processing involves processing oilseeds such as soybeans, cottonseed, sunflower seeds, canola, peanuts and flaxseed into vegetable oils and meals principally for the food and feed industries. The Company’s remaining operations are aggregated and classified as Other.

The Company is engaged in processing oilseeds such as soybeans, cottonseed, sunflower seeds, canola, peanuts, and flaxseed into vegetable oils and meals principally for the food and feed industries. Corn Processing involves wet milling and dry milling corn operations. Products produced for use in the food and beverage industry include syrup, starch, glucose, dextrose, and sweeteners. The Agricultural Services segment utilizes the Company’s grain elevator and transportation network to buy, store, clean and transport agricultural commodities and resells these commodities primarily as feed ingredients and as raw materials for the agricultural processing industry.

The Company was incorporated in Delaware in 1923, successor to the Daniels Linseed Co. founded in 1902. The number of persons employed by the Company was approximately 27,300 at June 30, 2007.

The linked share’s SEC file number is 1-44.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$12.89	$10.00	$12.51
December 31, 2002	$14.45	$11.95	$12.40
March 31, 2003	$12.83	$10.50	$10.80
June 30, 2003	$13.17	$10.68	$12.87
September 30, 2003	$14.14	$11.95	$13.11
December 31, 2003	$15.24	$13.11	$15.22
March 31, 2004	$17.83	$14.90	$16.87
June 30, 2004	$17.95	$16.05	$16.78
September 30, 2004	$17.00	$14.95	$16.98
December 31, 2004	$22.55	$16.72	$22.31
March 31, 2005	$25.37	$21.35	$24.58
June 30, 2005	$25.30	$17.60	$21.38
September 30, 2005	$24.75	$20.44	$24.66
December 30, 2005	$25.55	$23.24	$24.66
March 31, 2006	$35.50	$24.05	$33.65
June 30, 2006	$46.70	$34.60	$41.28
September 29, 2006	$45.04	$36.50	$37.88
December 29, 2006	$40.00	$31.20	$31.96
March 30, 2007	$37.83	$30.46	$36.70
June 29, 2007	$39.65	$32.06	$33.09
September 30, 2007	$37.02	$31.29	$33.08
December 31, 2007	$47.33	$32.43	$46.43
March 31, 2008	$47.18	$38.25	$41.16
June 30, 2008	$48.95	$31.65	$33.75
August 8, 2008*	$33.75	$25.40	$26.49

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ADM

Initial price: $26.49

Protection level: 80.00%

Protection price: $21.19

Physical delivery amount: 37($1,000/Initial price)

Fractional shares: 0.750094

Coupon: 13.50% per annum

Maturity: February 27, 2009

Dividend yield: 1.86% per annum

Coupon amount monthly: $11.25

FWP-10

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.93%
+ 90%	6.75%		90.93%
+ 80%	6.75%		80.93%
+ 70%	6.75%		70.93%
+ 60%	6.75%		60.93%
+ 50%	6.75%		50.93%
+ 40%	6.75%		40.93%
+ 30%	6.75%		30.93%
+ 20%	6.75%		20.93%
+ 10%	6.75%		10.93%
+ 5%	6.75%		5.93%

0%	6.75%		0.93%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-4.07%
- 10%	6.75%	-3.25%	-9.07%
- 20%	6.75%	-13.25%	-19.07%
- 30%	N/A	-23.25%	-29.07%
- 40%	N/A	-33.25%	-39.07%
- 50%	N/A	-43.25%	-49.07%
- 60%	N/A	-53.25%	-59.07%
- 70%	N/A	-63.25%	-69.07%
- 80%	N/A	-73.25%	-79.07%
- 90%	N/A	-83.25%	-89.07%
- 100%	N/A	-93.25%	-99.07%

FWP-11

Applied Materials, Inc.

According to publicly available information, Applied Materials, Inc. (the “Company”) is a Delaware corporation that provides Nanomanufacturing TechnologyTM solutions for the global semiconductor, flat panel display, solar and related industries, with equipment, service and software products. “Nanomanufacturing” is the production of ultra-small structures, including the engineering of thin layers of film onto substrates. The Company’s customers include manufacturers of semiconductor chips and wafers, flat panel liquid crystal displays (LCDs), photovoltaic (PV) cells and other electronic devices, who use what they manufacture in their own end products or sell the items to other companies for use in advanced electronic components.

The Company operates in four reportable segments: Silicon, Fab Solutions, Display, and Adjacent Technologies.

The linked share’s SEC file number is 000-06920.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$20.06	$10.73	$11.55
December 31, 2002	$17.91	$10.26	$13.03
March 31, 2003	$16.30	$11.25	$12.58
June 30, 2003	$17.64	$12.56	$15.86
September 30, 2003	$22.33	$15.40	$18.14
December 31, 2003	$25.94	$18.19	$22.45
March 31, 2004	$24.75	$19.79	$21.38
June 30, 2004	$22.96	$17.81	$19.62
September 30, 2004	$19.53	$15.36	$16.49
December 31, 2004	$18.33	$15.49	$17.10
March 31, 2005	$18.14	$15.15	$16.25
June 30, 2005	$17.43	$14.33	$16.18
September 30, 2005	$18.60	$16.00	$16.96
December 30, 2005	$19.47	$15.96	$17.94
March 31, 2006	$21.06	$17.27	$17.51
June 30, 2006	$19.19	$15.75	$16.28
September 29, 2006	$17.99	$14.39	$17.73
December 29, 2006	$19.10	$16.84	$18.45
March 30, 2007	$19.79	$17.35	$18.32
June 29, 2007	$20.78	$18.18	$19.87
September 30, 2007	$23.00	$19.67	$20.70
December 31, 2007	$21.77	$17.44	$17.76
March 31, 2008	$21.65	$16.13	$19.51
June 30, 2008	$21.18	$18.31	$19.09
August 8, 2008*	$19.40	$16.66	$18.79

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMAT

Initial price: $18.79

Protection level: 80.00%

Protection price: $15.03

Physical delivery amount: 53($1,000/Initial price)

Fractional shares: 0.219798

Coupon: 9.75% per annum

Maturity: February 27, 2009

Dividend yield: 1.30% per annum

Coupon amount monthly: $8.13

FWP-12

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.875%		100.65%
+ 90%	4.875%		90.65%
+ 80%	4.875%		80.65%
+ 70%	4.875%		70.65%
+ 60%	4.875%		60.65%
+ 50%	4.875%		50.65%
+ 40%	4.875%		40.65%
+ 30%	4.875%		30.65%
+ 20%	4.875%		20.65%
+ 10%	4.875%		10.65%
+ 5%	4.875%		5.65%

0%	4.875%		0.65%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.875%	-0.125%	-4.35%
- 10%	4.875%	-5.125%	-9.35%
- 20%	4.875%	-15.125%	-19.35%
- 30%	N/A	-25.125%	-29.35%
- 40%	N/A	-35.125%	-39.35%
- 50%	N/A	-45.125%	-49.35%
- 60%	N/A	-55.125%	-59.35%
- 70%	N/A	-65.125%	-69.35%
- 80%	N/A	-75.125%	-79.35%
- 90%	N/A	-85.125%	-89.35%
- 100%	N/A	-95.125%	-99.35%

FWP-13

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$33.67	$23.56	$27.29
December 31, 2002	$34.87	$23.25	$30.94
March 31, 2003	$34.09	$27.05	$29.09
June 30, 2003	$39.24	$28.76	$36.60
September 30, 2003	$41.54	$35.92	$39.44
December 31, 2003	$42.97	$38.10	$42.22
March 31, 2004	$47.23	$41.52	$45.39
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 30, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
June 30, 2008	$52.63	$37.61	$37.67
August 8, 2008*	$42.50	$35.10	$37.81

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $37.81

Protection level: 70.00%

Protection price: $26.47

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.448030

Coupon: 13.75% per annum

Maturity: February 27, 2009

Dividend yield: 1.76% per annum

Coupon amount monthly: $11.46

FWP-14

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.875%		100.88%
+ 90%	6.875%		90.88%
+ 80%	6.875%		80.88%
+ 70%	6.875%		70.88%
+ 60%	6.875%		60.88%
+ 50%	6.875%		50.88%
+ 40%	6.875%		40.88%
+ 30%	6.875%		30.88%
+ 20%	6.875%		20.88%
+ 10%	6.875%		10.88%
+ 5%	6.875%		5.88%

0%	6.875%		0.88%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.875%	1.875%	-4.12%
- 10%	6.875%	-3.125%	-9.12%
- 20%	6.875%	-13.125%	-19.12%
- 30%	6.875%	-23.125%	-29.12%
- 40%	N/A	-33.125%	-39.12%
- 50%	N/A	-43.125%	-49.12%
- 60%	N/A	-53.125%	-59.12%
- 70%	N/A	-63.125%	-69.12%
- 80%	N/A	-73.125%	-79.12%
- 90%	N/A	-83.125%	-89.12%
- 100%	N/A	-93.125%	-99.12%

FWP-15

Best Buy Co., Inc.

According to publicly available information, Best Buy Co., Inc. (the “Company”) is a specialty retailer of consumer electronics, home office products, entertainment software, appliances and related services. The Company operates two reportable segments: Domestic and International. The Domestic segment is comprised of all states, districts and territories of the United States and includes store, call center and online operations, including Best Buy, Best Buy Mobile, Geek Squad, Magnolia Audio Video, Pacific Sales Kitchen and Bath Centers (“Pacific Sales”) and Speakeasy. The International segment is comprised of all Canada store, call center and online operations, including Best Buy, Future Shop and Geek Squad, as well as all China store, call center and online operations, including Best Buy, Geek Squad and Jiangsu Five Star Appliance Co.

The linked share’s SEC file number is 1-9595.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$24.85	$12.33	$14.87
December 31, 2002	$20.20	$11.33	$16.10
March 31, 2003	$20.82	$15.77	$17.98
June 30, 2003	$29.95	$17.05	$29.28
September 30, 2003	$36.07	$26.43	$31.68
December 31, 2003	$41.73	$31.63	$34.83
March 31, 2004	$36.69	$30.10	$34.48
June 30, 2004	$37.47	$32.69	$33.83
September 30, 2004	$36.67	$29.25	$36.16
December 31, 2004	$41.47	$35.83	$39.61
March 31, 2005	$40.45	$33.91	$36.01
June 30, 2005	$46.90	$31.99	$45.70
September 30, 2005	$53.13	$40.40	$43.53
December 30, 2005	$51.15	$40.67	$43.48
March 31, 2006	$57.69	$43.32	$55.93
June 30, 2006	$59.50	$48.70	$54.84
September 29, 2006	$56.12	$43.51	$53.56
December 29, 2006	$58.49	$46.95	$49.19
March 30, 2007	$51.80	$45.08	$48.72
June 29, 2007	$49.92	$44.24	$46.67
September 30, 2007	$48.48	$41.85	$46.02
December 31, 2007	$53.90	$44.90	$52.65
March 31, 2008	$52.98	$38.76	$41.46
June 30, 2008	$48.03	$39.42	$39.60
August 8, 2008*	$43.12	$36.10	$42.78

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBY

Initial price: $42.78

Protection level: 75.00%

Protection price: $32.09

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.375409

Coupon: 10.00% per annum

Maturity: February 27, 2009

Dividend yield: 1.17% per annum

Coupon amount monthly: $8.33

FWP-16

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.59%
+ 90%	5.00%		90.59%
+ 80%	5.00%		80.59%
+ 70%	5.00%		70.59%
+ 60%	5.00%		60.59%
+ 50%	5.00%		50.59%
+ 40%	5.00%		40.59%
+ 30%	5.00%		30.59%
+ 20%	5.00%		20.59%
+ 10%	5.00%		10.59%
+ 5%	5.00%		5.59%

0%	5.00%		0.59%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.41%
- 10%	5.00%	-5.00%	-9.41%
- 20%	5.00%	-15.00%	-19.41%
- 30%	N/A	-25.00%	-29.41%
- 40%	N/A	-35.00%	-39.41%
- 50%	N/A	-45.00%	-49.41%
- 60%	N/A	-55.00%	-59.41%
- 70%	N/A	-65.00%	-69.41%
- 80%	N/A	-75.00%	-79.41%
- 90%	N/A	-85.00%	-89.41%
- 100%	N/A	-95.00%	-99.41%

FWP-17

Boston Scientific Corporation

According to publicly available information, Boston Scientific Corporation (the “Company”) is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, cardiac rhythm management, peripheral interventions, cardiac surgery, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation. Some of the Company’s medical products are used for enlarging narrowed blood vessels to prevent heart attack and stroke; clearing passages blocked by plaque to restore blood flow; detecting and managing fast, slow or irregular heart rhythms; mapping electrical problems in the heart; opening obstructions and bringing relief to patients suffering from various forms of cancer; performing biopsies and intravascular ultrasounds; placing filters to prevent blood clots from reaching the lungs, heart or brain; treating urological, gynecological, renal, pulmonary, neurovascular and gastrointestinal diseases; and modulating nerve activity to treat deafness and chronic pain.

The linked share’s SEC file number is 1-11083.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$15.90	$11.50	$15.78
December 31, 2002	$22.15	$15.60	$21.26
March 31, 2003	$23.78	$19.35	$20.38
June 30, 2003	$32.56	$20.28	$30.55
September 30, 2003	$34.37	$28.00	$31.90
December 31, 2003	$36.84	$31.06	$36.76
March 31, 2004	$45.00	$35.17	$42.38
June 30, 2004	$45.93	$37.32	$42.80
September 30, 2004	$44.00	$31.25	$39.73
December 31, 2004	$39.98	$33.30	$35.55
March 31, 2005	$35.50	$28.57	$29.29
June 30, 2005	$31.30	$26.50	$27.00
September 30, 2005	$29.30	$22.90	$23.37
December 30, 2005	$27.81	$22.80	$24.49
March 31, 2006	$26.55	$20.57	$23.05
June 30, 2006	$23.58	$16.47	$16.84
September 29, 2006	$18.10	$14.45	$14.79
December 29, 2006	$17.35	$14.45	$17.18
March 30, 2007	$18.69	$13.88	$14.54
June 29, 2007	$16.85	$14.39	$15.34
September 30, 2007	$15.82	$12.11	$13.95
December 31, 2007	$15.31	$11.27	$11.63
March 31, 2008	$13.27	$10.76	$12.87
June 30, 2008	$14.22	$12.09	$12.29
August 8, 2008*	$14.20	$11.63	$13.27

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BSX

Initial price: $13.27

Protection level: 70.00%

Protection price: $9.29

Physical delivery amount: 75($1,000/Initial price)

Fractional shares: 0.357950

Coupon: 10.75% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.96

FWP-18

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.00%
+ 90%	5.375%		90.00%
+ 80%	5.375%		80.00%
+ 70%	5.375%		70.00%
+ 60%	5.375%		60.00%
+ 50%	5.375%		50.00%
+ 40%	5.375%		40.00%
+ 30%	5.375%		30.00%
+ 20%	5.375%		20.00%
+ 10%	5.375%		10.00%
+ 5%	5.375%		5.00%

0%	5.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-5.00%
- 10%	5.375%	-4.625%	-10.00%
- 20%	5.375%	-14.625%	-20.00%
- 30%	5.375%	-24.625%	-30.00%
- 40%	N/A	-34.625%	-40.00%
- 50%	N/A	-44.625%	-50.00%
- 60%	N/A	-54.625%	-60.00%
- 70%	N/A	-64.625%	-70.00%
- 80%	N/A	-74.625%	-80.00%
- 90%	N/A	-84.625%	-90.00%
- 100%	N/A	-94.625%	-100.00%

FWP-19

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2007, it sold 237.8 million tons of coal. During this period, the Company sold coal to over 340 electricity generating and industrial plants in 19 countries. The Company’s coal products fuel approximately 10% of all U.S. electricity generation and 2% of worldwide electricity generation. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal mining operations located in the U.S and Australia. Additionally, the Company owns a minority interest in one Venezuelan operating mine through a joint venture arrangement. It shipped 192.3 million tons from its 20 U.S. mining operations and 21.4 million tons from its 11 Australia operations in 2007. The Company also shipped 84% of its U.S. mining operations’ coal sales volume from the western United States during the year ended December 31, 2007 and the remaining 16% from the eastern United States. Most of the Company’s production in the western United States is low-sulfur coal from the Powder River Basin.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$6.61	$4.10	$5.97
December 31, 2002	$6.85	$5.30	$6.84
March 31, 2003	$6.93	$5.74	$6.53
June 30, 2003	$8.22	$6.25	$7.86
September 30, 2003	$7.87	$6.70	$7.34
December 31, 2003	$10.06	$7.34	$9.76
March 31, 2004	$11.84	$8.52	$10.89
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 30, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
August 8, 2008*	$88.26	$56.73	$58.58

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $58.58

Protection level: 65.00%

Protection price: $38.08

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.070673

Coupon: 18.50% per annum

Maturity: February 27, 2009

Dividend yield: 0.43% per annum

Coupon amount monthly: $15.42

FWP-20

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.22%
+ 90%	9.25%		90.22%
+ 80%	9.25%		80.22%
+ 70%	9.25%		70.22%
+ 60%	9.25%		60.22%
+ 50%	9.25%		50.22%
+ 40%	9.25%		40.22%
+ 30%	9.25%		30.22%
+ 20%	9.25%		20.22%
+ 10%	9.25%		10.22%
+ 5%	9.25%		5.22%

0%	9.25%		0.22%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-4.78%
- 10%	9.25%	-0.75%	-9.78%
- 20%	9.25%	-10.75%	-19.78%
- 30%	9.25%	-20.75%	-29.78%
- 40%	N/A	-30.75%	-39.78%
- 50%	N/A	-40.75%	-49.78%
- 60%	N/A	-50.75%	-59.78%
- 70%	N/A	-60.75%	-69.78%
- 80%	N/A	-70.75%	-79.78%
- 90%	N/A	-80.75%	-89.78%
- 100%	N/A	-90.75%	-99.78%

FWP-21

Citigroup Inc.

According to publicly available information, Citigroup Inc. (the “Company”) is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. The Company has more than 200 million customer accounts and does business in more than 100 countries. Citigroup was incorporated in 1988 under the laws of the State of Delaware. The Company is a bank holding company within the meaning of the U.S. Bank Holding Company Act of 1956 registered with, and subject to examination by, the Board of Governors of the Federal Reserve System Some of the Company’s subsidiaries are subject to supervision and examination by their respective federal and state authorities. At December 31, 2007, the Company had approximately 147,000 full-time and 13,000 part-time employees in the United States and approximately 227,000 full-time employees outside the United States.

The linked share’s SEC file number is 001-09924.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$36.93	$23.02	$29.65
December 31, 2002	$39.43	$26.45	$35.19
March 31, 2003	$38.12	$30.25	$34.45
June 30, 2003	$45.72	$34.56	$42.80
September 30, 2003	$47.95	$42.35	$45.51
December 31, 2003	$49.13	$45.10	$48.54
March 31, 2004	$52.04	$47.99	$51.70
June 30, 2004	$52.84	$44.83	$46.50
September 30, 2004	$47.45	$43.00	$44.12
December 31, 2004	$49.06	$42.11	$48.18
March 31, 2005	$49.99	$44.05	$44.94
June 30, 2005	$48.14	$43.80	$46.23
September 30, 2005	$46.81	$42.91	$45.52
December 30, 2005	$49.76	$44.00	$48.53
March 31, 2006	$49.33	$44.85	$47.23
June 30, 2006	$50.71	$47.17	$48.24
September 29, 2006	$50.35	$46.22	$49.67
December 29, 2006	$56.66	$48.83	$55.70
March 30, 2007	$56.28	$48.05	$51.34
June 29, 2007	$55.53	$50.41	$51.29
September 30, 2007	$52.97	$44.66	$46.67
December 31, 2007	$48.77	$28.80	$29.44
March 31, 2008	$29.89	$18.00	$21.42
June 30, 2008	$27.35	$16.58	$16.76
August 8, 2008*	$22.21	$14.01	$19.39

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: C

Initial price: $19.39

Protection level: 60.00%

Protection price: $11.63

Physical delivery amount: 51($1,000/Initial price)

Fractional shares: 0.572976

Coupon: 13.00% per annum

Maturity: February 27, 2009

Dividend yield: 7.57% per annum

Coupon amount monthly: $10.83

FWP-22

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		103.79%
+ 90%	6.50%		93.79%
+ 80%	6.50%		83.79%
+ 70%	6.50%		73.79%
+ 60%	6.50%		63.79%
+ 50%	6.50%		53.79%
+ 40%	6.50%		43.79%
+ 30%	6.50%		33.79%
+ 20%	6.50%		23.79%
+ 10%	6.50%		13.79%
+ 5%	6.50%		8.79%

0%	6.50%		3.79%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-1.21%
- 10%	6.50%	-3.50%	-6.21%
- 20%	6.50%	-13.50%	-16.21%
- 30%	6.50%	-23.50%	-26.21%
- 40%	6.50%	-33.50%	-36.21%
- 50%	N/A	-43.50%	-46.21%
- 60%	N/A	-53.50%	-56.21%
- 70%	N/A	-63.50%	-66.21%
- 80%	N/A	-73.50%	-76.21%
- 90%	N/A	-83.50%	-86.21%
- 100%	N/A	-93.50%	-96.21%

FWP-23

Chicago Bridge & Iron Company N.V.

According to publicly available information, Chicago Bridge & Iron Company N.V. (the “Company”) is an engineering, procurement and construction provider and process technology licensor, delivering comprehensive solutions to customers in the energy and natural resource industries. The company has a presence in about 80 locations and has approximately 17,000 employees worldwide. During 2007, the Company executed more than 500 projects in over 60 countries for customers in a variety of industries.

Within its operating segments, the Company serve under four broad market sectors: Liquefied Natural Gas (“LNG”), Energy Processes, Steel Plate Structures, and Lummus Technologies. Through these market sectors, the Company offer services both independently and on an integrated basis.

The linked share’s SEC file number is 001-12815.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$7.50	$5.78	$6.00
December 31, 2002	$7.56	$5.79	$7.55
March 31, 2003	$8.83	$7.13	$8.12
June 30, 2003	$12.50	$8.08	$11.34
September 30, 2003	$14.25	$11.05	$13.58
December 31, 2003	$15.00	$12.00	$14.45
March 31, 2004	$16.25	$12.25	$13.92
June 30, 2004	$15.18	$10.80	$13.93
September 30, 2004	$15.23	$13.25	$15.00
December 31, 2004	$20.56	$14.49	$20.00
March 31, 2005	$23.87	$17.85	$22.02
June 30, 2005	$25.25	$19.10	$22.86
September 30, 2005	$32.95	$22.83	$31.09
December 30, 2005	$32.75	$19.50	$25.21
March 31, 2006	$31.85	$19.80	$24.00
June 30, 2006	$27.50	$21.78	$24.15
September 29, 2006	$27.78	$22.75	$24.06
December 29, 2006	$29.74	$23.17	$27.34
March 30, 2007	$31.50	$25.83	$30.75
June 29, 2007	$40.05	$30.10	$37.74
September 30, 2007	$44.84	$30.06	$43.06
December 31, 2007	$62.94	$41.49	$60.44
March 31, 2008	$63.47	$35.21	$39.24
June 30, 2008	$49.82	$37.50	$39.82
August 8, 2008*	$40.20	$27.55	$36.20

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CBI

Initial price: $36.20

Protection level: 70.00%

Protection price: $25.34

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.624309

Coupon: 16.00% per annum

Maturity: February 27, 2009

Dividend yield: 0.45% per annum

Coupon amount monthly: $13.33

FWP-24

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.23%
+ 90%	8.00%		90.23%
+ 80%	8.00%		80.23%
+ 70%	8.00%		70.23%
+ 60%	8.00%		60.23%
+ 50%	8.00%		50.23%
+ 40%	8.00%		40.23%
+ 30%	8.00%		30.23%
+ 20%	8.00%		20.23%
+ 10%	8.00%		10.23%
+ 5%	8.00%		5.23%

0%	8.00%		0.23%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-4.77%
- 10%	8.00%	-2.00%	-9.77%
- 20%	8.00%	-12.00%	-19.77%
- 30%	8.00%	-22.00%	-29.77%
- 40%	N/A	-32.00%	-39.77%
- 50%	N/A	-42.00%	-49.77%
- 60%	N/A	-52.00%	-59.77%
- 70%	N/A	-62.00%	-69.77%
- 80%	N/A	-72.00%	-79.77%
- 90%	N/A	-82.00%	-89.77%
- 100%	N/A	-92.00%	-99.77%

FWP-25

Canadian Natural Resources Limited

According to publicly available information, Canadian Natural Resources Limited (the “Company”) was incorporated under the laws of the Province of British Columbia on November 7, 1973 as AEX Minerals Corporation (N.P.L.) and on December 5, 1975 changed its name to Canadian Natural Resources Limited. The Company’s business is the acquisition of interests in crude oil and natural gas rights and the exploration, development, production, marketing and sale of crude oil and natural gas. The Company’s principal regions of crude oil and natural gas operations are in the Western Canadian Sedimentary Basin, the United Kingdom sector of the North Sea and Offshore West Africa.

The linked share’s SEC file number is 1-8795.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$8.72	$6.88	$7.95
December 31, 2002	$7.95	$6.14	$7.42
March 31, 2003	$8.99	$7.31	$8.50
June 30, 2003	$10.61	$7.88	$9.98
September 30, 2003	$10.34	$9.13	$10.29
December 31, 2003	$12.85	$10.11	$12.61
March 31, 2004	$14.47	$11.94	$13.91
June 30, 2004	$15.27	$12.94	$14.95
September 30, 2004	$20.16	$14.86	$19.92
December 31, 2004	$22.37	$18.56	$21.39
March 31, 2005	$30.37	$19.74	$28.41
June 30, 2005	$38.03	$24.49	$36.38
September 30, 2005	$50.73	$36.87	$45.19
December 30, 2005	$53.89	$36.65	$49.62
March 31, 2006	$64.38	$49.62	$55.39
June 30, 2006	$63.93	$45.67	$55.38
September 29, 2006	$56.68	$42.38	$45.58
December 29, 2006	$55.47	$40.29	$53.23
March 30, 2007	$56.62	$44.56	$55.19
June 29, 2007	$69.97	$55.07	$66.35
September 30, 2007	$78.90	$60.70	$75.75
December 31, 2007	$87.17	$63.55	$73.14
March 31, 2008	$78.10	$57.07	$68.26
June 30, 2008	$109.00	$66.23	$100.25
August 8, 2008*	$103.37	$70.77	$72.72

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNQ

Initial price: $72.72

Protection level: 70.00%

Protection price: $50.90

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.751375

Coupon: 15.80% per annum

Maturity: February 27, 2009

Dividend yield: 0.49% per annum

Coupon amount monthly: $13.17

FWP-26

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.90%		100.25%
+ 90%	7.90%		90.25%
+ 80%	7.90%		80.25%
+ 70%	7.90%		70.25%
+ 60%	7.90%		60.25%
+ 50%	7.90%		50.25%
+ 40%	7.90%		40.25%
+ 30%	7.90%		30.25%
+ 20%	7.90%		20.25%
+ 10%	7.90%		10.25%
+ 5%	7.90%		5.25%

0%	7.90%		0.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.90%	2.90%	-4.75%
- 10%	7.90%	-2.10%	-9.75%
- 20%	7.90%	-12.10%	-19.75%
- 30%	7.90%	-22.10%	-29.75%
- 40%	N/A	-32.10%	-39.75%
- 50%	N/A	-42.10%	-49.75%
- 60%	N/A	-52.10%	-59.75%
- 70%	N/A	-62.10%	-69.75%
- 80%	N/A	-72.10%	-79.75%
- 90%	N/A	-82.10%	-89.75%
- 100%	N/A	-92.10%	-99.75%

FWP-27

Consol Energy Inc.

According to publicly available sources, Consol Energy Inc. (“the Company”) is a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry in the United States. That industry generates approximately two-thirds of its output by burning coal or gas, the two fuels the Company produces. During the year ended December 31, 2007, the Company produced high-Btu bituminous coal from 17 mining complexes in the United States, including a fully consolidated, 49% owned, variable interest entity, and a 49% equity affiliate. The Company is the majority shareholder (81.5%) of CNX Gas Corporation. CNX Gas produces pipeline-quality coalbed methane gas from the Company’s coal properties in Pennsylvania, Virginia and West Virginia and oil and gas from properties in Tennessee and Virginia.

The linked share’s SEC file number is 001-14901.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$10.77	$4.91	$6.33
December 31, 2002	$8.95	$5.33	$8.64
March 31, 2003	$9.01	$7.28	$8.27
June 30, 2003	$12.31	$7.83	$11.37
September 30, 2003	$11.48	$9.09	$9.29
December 31, 2003	$13.40	$9.34	$12.95
March 31, 2004	$14.25	$10.12	$13.40
June 30, 2004	$18.37	$12.43	$18.00
September 30, 2004	$19.63	$14.92	$17.45
December 31, 2004	$21.95	$16.06	$20.53
March 31, 2005	$24.63	$18.58	$23.51
June 30, 2005	$27.50	$20.78	$26.79
September 30, 2005	$38.73	$26.90	$38.14
December 30, 2005	$39.87	$26.81	$32.59
March 31, 2006	$37.67	$30.00	$37.08
June 30, 2006	$49.09	$35.12	$46.72
September 29, 2006	$48.90	$28.10	$31.73
December 29, 2006	$38.71	$28.69	$32.13
March 30, 2007	$39.65	$29.15	$39.13
June 29, 2007	$49.85	$38.89	$46.11
September 30, 2007	$50.21	$34.37	$46.60
December 31, 2007	$74.18	$45.04	$71.52
March 31, 2008	$84.18	$53.66	$69.19
June 30, 2008	$119.10	$67.33	$112.37
August 8, 2008*	$112.21	$59.41	$62.93

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNX

Initial price: $62.93

Protection level: 60.00%

Protection price: $37.76

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.890672

Coupon: 15.90% per annum

Maturity: February 27, 2009

Dividend yield: 0.67% per annum

Coupon amount monthly: $13.25

FWP-28

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.95%		100.34%
+ 90%	7.95%		90.34%
+ 80%	7.95%		80.34%
+ 70%	7.95%		70.34%
+ 60%	7.95%		60.34%
+ 50%	7.95%		50.34%
+ 40%	7.95%		40.34%
+ 30%	7.95%		30.34%
+ 20%	7.95%		20.34%
+ 10%	7.95%		10.34%
+ 5%	7.95%		5.34%

0%	7.95%		0.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.95%	2.95%	-4.66%
- 10%	7.95%	-2.05%	-9.66%
- 20%	7.95%	-12.05%	-19.66%
- 30%	7.95%	-22.05%	-29.66%
- 40%	7.95%	-32.05%	-39.66%
- 50%	N/A	-42.05%	-49.66%
- 60%	N/A	-52.05%	-59.66%
- 70%	N/A	-62.05%	-69.66%
- 80%	N/A	-72.05%	-79.66%
- 90%	N/A	-82.05%	-89.66%
- 100%	N/A	-92.05%	-99.66%

FWP-29

Diamond Offshore Drilling, Inc.

According to publicly available information, Diamond Offshore Drilling, Inc. (the “Company”), is a global offshore oil and gas drilling contractor with a current fleet of 44 offshore rigs consisting of 30 semisubmersibles, 13 jack-ups and one drillship. In addition, the Company has two jack-up drilling rigs, the Ocean Scepter and the Ocean Shield, under construction at shipyards in Brownsville, Texas and Singapore, respectively. The Company expects delivery of both of these rigs during the second quarter of 2008. The Company was incorporated in Delaware in 1989.

The linked share’s SEC file number is 001-13926.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$28.95	$18.70	$19.95
December 31, 2002	$23.70	$17.30	$21.85
March 31, 2003	$23.00	$19.25	$19.41
June 30, 2003	$23.80	$18.30	$20.99
September 30, 2003	$21.67	$18.31	$19.10
December 31, 2003	$20.91	$17.06	$20.51
March 31, 2004	$26.85	$20.00	$24.19
June 30, 2004	$24.84	$21.20	$23.83
September 30, 2004	$33.05	$22.67	$32.99
December 31, 2004	$40.47	$31.38	$40.05
March 31, 2005	$52.41	$37.91	$49.90
June 30, 2005	$57.40	$39.67	$53.43
September 30, 2005	$62.55	$51.35	$61.25
December 30, 2005	$71.97	$50.64	$69.56
March 31, 2006	$91.26	$70.05	$89.50
June 30, 2006	$97.90	$72.19	$83.93
September 29, 2006	$86.10	$66.63	$72.37
December 29, 2006	$85.02	$62.26	$79.94
March 30, 2007	$87.90	$73.50	$80.95
June 29, 2007	$107.29	$80.63	$101.56
September 30, 2007	$115.75	$86.06	$113.29
December 31, 2007	$149.30	$103.36	$142.00
March 31, 2008	$142.37	$102.93	$116.40
June 30, 2008	$147.69	$113.30	$139.14
August 8, 2008*	$143.25	$110.08	$111.83

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DO

Initial price: $111.83

Protection level: 70.00%

Protection price: $78.28

Physical delivery amount: 8($1,000/Initial price)

Fractional shares: 0.942144

Coupon: 12.50% per annum

Maturity: February 27, 2009

Dividend yield: 5.14% per annum

Coupon amount monthly: $10.42

FWP-30

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		102.57%
+ 90%	6.25%		92.57%
+ 80%	6.25%		82.57%
+ 70%	6.25%		72.57%
+ 60%	6.25%		62.57%
+ 50%	6.25%		52.57%
+ 40%	6.25%		42.57%
+ 30%	6.25%		32.57%
+ 20%	6.25%		22.57%
+ 10%	6.25%		12.57%
+ 5%	6.25%		7.57%

0%	6.25%		2.57%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-2.43%
- 10%	6.25%	-3.75%	-7.43%
- 20%	6.25%	-13.75%	-17.43%
- 30%	6.25%	-23.75%	-27.43%
- 40%	N/A	-33.75%	-37.43%
- 50%	N/A	-43.75%	-47.43%
- 60%	N/A	-53.75%	-57.43%
- 70%	N/A	-63.75%	-67.43%
- 80%	N/A	-73.75%	-77.43%
- 90%	N/A	-83.75%	-87.43%
- 100%	N/A	-93.75%	-97.43%

FWP-31

Devon Energy Corporation

According to publicly available information, Devon Energy Corporation, including its subsidiaries, (“the “Company”) is an independent energy company engaged primarily in oil and gas exploration, development and production, the transportation of oil, gas, and NGLs and the processing of natural gas. The Company owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. In October 2007, the Company completed the sale of its operations in Egypt and received proceeds of $341 million. In November 2007, the Company announced an agreement to sell its operations in Gabon for $205.5 million. The Company is finalizing purchase and sales agreements and obtaining the necessary partner and government approvals for the remaining properties in the West African divestiture package. The Company is optimistic it can complete these sales during the first half of 2008.

In addition to its oil and gas operations, the Company has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and NGLs, and constructing and operating pipelines, storage and treating facilities and gas processing plants.

The linked share’s SEC file number is 001-32318.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	$41.63	$35.53	$38.92
March 31, 2005	$49.40	$36.48	$47.75
June 30, 2005	$52.31	$40.60	$50.68
September 30, 2005	$70.35	$51.20	$68.64
December 30, 2005	$69.76	$54.05	$62.54
March 31, 2006	$69.97	$55.31	$61.17
June 30, 2006	$65.25	$48.94	$60.41
September 29, 2006	$74.65	$57.19	$63.15
December 29, 2006	$74.48	$58.55	$67.08
March 30, 2007	$71.24	$62.80	$69.22
June 29, 2007	$83.92	$69.30	$78.29
September 30, 2007	$85.19	$69.02	$83.20
December 31, 2007	$94.75	$80.06	$88.91
March 31, 2008	$108.12	$74.57	$104.33
June 30, 2008	$127.16	$101.31	$120.16
August 8, 2008*	$127.10	$85.88	$89.60

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DVN

Initial price: $89.60

Protection level: 75.00%

Protection price: $67.20

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.160714

Coupon: 15.25% per annum

Maturity: February 27, 2009

Dividend yield: 0.66% per annum

Coupon amount monthly: $12.71

FWP-32

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.625%		100.33%
+ 90%	7.625%		90.33%
+ 80%	7.625%		80.33%
+ 70%	7.625%		70.33%
+ 60%	7.625%		60.33%
+ 50%	7.625%		50.33%
+ 40%	7.625%		40.33%
+ 30%	7.625%		30.33%
+ 20%	7.625%		20.33%
+ 10%	7.625%		10.33%
+ 5%	7.625%		5.33%

0%	7.625%		0.33%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.625%	2.625%	-4.67%
- 10%	7.625%	-2.375%	-9.67%
- 20%	7.625%	-12.375%	-19.67%
- 30%	N/A	-22.375%	-29.67%
- 40%	N/A	-32.375%	-39.67%
- 50%	N/A	-42.375%	-49.67%
- 60%	N/A	-52.375%	-59.67%
- 70%	N/A	-62.375%	-69.67%
- 80%	N/A	-72.375%	-79.67%
- 90%	N/A	-82.375%	-89.67%
- 100%	N/A	-92.375%	-99.67%

FWP-33

eBay Inc.

According to publicly available information, eBay Inc. (the “Company”) was formed as a sole proprietorship in September 1995 and was incorporated in California in May 1996. In April 1998, the Company reincorporated in Delaware and in September 1998 it completed the initial public offering of the Company’s common stock.

The Company’s purpose is to pioneer new communities around the world built on commerce, sustained by trust and inspired by opportunity. To achieve this purpose, the Company operates three primary business segments: Marketplaces, Payments and Communications. The Company provides online marketplaces for the sale of goods and services, online payments services and online communication offerings to a diverse community of individuals and businesses.

The linked share’s SEC file number is 000-24821.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$15.62	$12.76	$13.20
December 31, 2002	$17.71	$12.56	$16.96
March 31, 2003	$22.61	$16.88	$21.32
June 30, 2003	$26.06	$21.38	$26.05
September 30, 2003	$29.47	$24.94	$26.76
December 31, 2003	$32.40	$25.32	$32.30
March 31, 2004	$36.02	$31.30	$34.67
June 30, 2004	$47.06	$34.53	$45.98
September 30, 2004	$47.95	$35.93	$45.97
December 31, 2004	$59.21	$45.22	$58.14
March 31, 2005	$58.89	$35.00	$37.26
June 30, 2005	$40.94	$30.80	$33.01
September 30, 2005	$44.98	$32.75	$41.20
December 30, 2005	$47.60	$37.22	$43.25
March 31, 2006	$47.86	$36.93	$39.06
June 30, 2006	$40.82	$28.20	$29.29
September 29, 2006	$29.48	$22.83	$28.36
December 29, 2006	$33.99	$27.00	$30.07
March 30, 2007	$34.34	$28.60	$33.15
June 29, 2007	$35.41	$30.41	$32.18
September 30, 2007	$39.49	$31.87	$39.02
December 31, 2007	$40.73	$30.95	$33.19
March 31, 2008	$33.51	$25.33	$29.84
June 30, 2008	$33.47	$26.89	$27.33
August 8, 2008*	$29.13	$23.52	$26.36

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EBAY

Initial price: $26.36

Protection level: 80.00%

Protection price: $21.09

Physical delivery amount: 37($1,000/Initial price)

Fractional shares: 0.936267

Coupon: 10.75% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.96

FWP-34

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.00%
+ 90%	5.375%		90.00%
+ 80%	5.375%		80.00%
+ 70%	5.375%		70.00%
+ 60%	5.375%		60.00%
+ 50%	5.375%		50.00%
+ 40%	5.375%		40.00%
+ 30%	5.375%		30.00%
+ 20%	5.375%		20.00%
+ 10%	5.375%		10.00%
+ 5%	5.375%		5.00%

0%	5.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.38%	-5.00%
- 10%	5.375%	-4.63%	-10.00%
- 20%	5.375%	-14.63%	-20.00%
- 30%	N/A	-24.63%	-30.00%
- 40%	N/A	-34.63%	-40.00%
- 50%	N/A	-44.63%	-50.00%
- 60%	N/A	-54.63%	-60.00%
- 70%	N/A	-64.63%	-70.00%
- 80%	N/A	-74.63%	-80.00%
- 90%	N/A	-84.63%	-90.00%
- 100%	N/A	-94.63%	-100.00%

FWP-35

EMC Corporation

According to publicly available information, EMC Corporation (the “Company”) and its subsidiaries develop, deliver and support the Information Technology industry’s broadest range of information infrastructure technologies and solutions that are designed to help individuals and organizations handle their digital information needs.

The Company’s systems, software and services support its customers’ critical business processes by helping them build information infrastructures from the most comprehensive systems available to store, manage and protect information at the right service levels and the right costs. The Company’s information management software and solutions empower its customers to capture, manage and leverage structured and unstructured information – documents, images or emails – to support their business processes. The Company’s virtual infrastructure software helps organizations respond to changing IT requirements by dynamically altering their computing and storage environments with flexible virtualization technologies. The Company’s resource management software allows organizations to better understand, manage and automate the operation of their information infrastructure.

The linked share’s SEC file number is: 1-9853.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$9.40	$4.45	$4.57
December 31, 2002	$7.70	$3.67	$6.14
March 31, 2003	$8.59	$5.98	$7.23
June 30, 2003	$11.45	$7.20	$10.47
September 30, 2003	$13.96	$9.61	$12.63
December 31, 2003	$14.65	$12.11	$12.92
March 31, 2004	$15.80	$12.11	$13.61
June 30, 2004	$13.75	$9.97	$11.40
September 30, 2004	$11.61	$9.24	$11.54
December 31, 2004	$14.96	$11.69	$14.87
March 31, 2005	$15.07	$11.80	$12.32
June 30, 2005	$14.88	$11.17	$13.71
September 30, 2005	$14.78	$12.05	$12.94
December 30, 2005	$14.54	$12.70	$13.62
March 31, 2006	$14.75	$13.05	$13.63
June 30, 2006	$13.99	$10.29	$10.97
September 29, 2006	$12.09	$9.44	$11.98
December 29, 2006	$13.79	$11.69	$13.20
March 30, 2007	$14.89	$12.74	$13.85
June 29, 2007	$18.16	$13.86	$18.10
September 30, 2007	$21.10	$16.89	$20.80
December 31, 2007	$25.47	$17.36	$18.53
March 31, 2008	$18.60	$14.01	$14.34
June 30, 2008	$18.50	$14.05	$14.69
August 8, 2008*	$15.75	$12.06	$15.02

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EMC

Initial price: $15.02

Protection level: 75.00%

Protection price: $11.27

Physical delivery amount: 66($1,000/Initial price)

Fractional shares: 0.577896

Coupon: 10.50% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.75

FWP-36

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%

FWP-37

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), through its majority-owned subsidiary, PT Freeport Indonesia, has one of the world’s largest copper and gold mining and production operations in terms of reserves and production. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide. The Company has joint ventures covering additional mining areas in Indonesia and has smelting and refining concerns.

On March 19, 2007, the Company acquired Phelps Dodge, a fully integrated producer of copper and molybdenum, with mines in North and South America, processing capabilities for other by-product minerals and several development projects, including Tenke Fungurume in the Democratic Republic of Congo (DRC).

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$18.50	$11.80	$13.46
December 31, 2002	$16.96	$9.95	$16.78
March 31, 2003	$19.30	$16.01	$17.05
June 30, 2003	$25.67	$16.72	$24.50
September 30, 2003	$34.57	$23.45	$33.10
December 31, 2003	$46.74	$32.75	$42.13
March 31, 2004	$44.90	$35.10	$39.09
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 30, 2007	$110.48	$67.08	$104.89
December 31, 2007	$120.20	$85.71	$102.44
March 31, 2008	$107.37	$69.10	$96.22
June 30, 2008	$127.23	$93.00	$117.19
August 8, 2008*	$117.08	$75.82	$85.52

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $85.52

Protection level: 60.00%

Protection price: $51.31

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.693171

Coupon: 16.75% per annum

Maturity: February 27, 2009

Dividend yield: 1.97% per annum

Coupon amount monthly: $13.96

FWP-38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.375%		100.99%
+ 90%	8.375%		90.99%
+ 80%	8.375%		80.99%
+ 70%	8.375%		70.99%
+ 60%	8.375%		60.99%
+ 50%	8.375%		50.99%
+ 40%	8.375%		40.99%
+ 30%	8.375%		30.99%
+ 20%	8.375%		20.99%
+ 10%	8.375%		10.99%
+ 5%	8.375%		5.99%

0%	8.375%		0.99%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.375%	3.375%	-4.01%
- 10%	8.375%	-1.625%	-9.01%
- 20%	8.375%	-11.625%	-19.01%
- 30%	8.375%	-21.625%	-29.01%
- 40%	8.375%	-31.625%	-39.01%
- 50%	N/A	-41.625%	-49.01%
- 60%	N/A	-51.625%	-59.01%
- 70%	N/A	-61.625%	-69.01%
- 80%	N/A	-71.625%	-79.01%
- 90%	N/A	-81.625%	-89.01%
- 100%	N/A	-91.625%	-99.01%

FWP-39

Forest Oil Corporation

According to publicly available information, Forest Oil Corporation (the “Company”) is an independent oil and gas company engaged in the acquisition, exploration, development, and production of natural gas and liquids primarily in North America. The Company was incorporated in New York in 1924, as the successor to a company formed in 1916, and has been a publicly held company since 1969.

The Company currently conducts its operations in three geographical segments and five business units. Geographical segments include: the United States, Canada, and International. Business units include: Western, Eastern, Southern, Canada, and International. The Company conducts exploration and development activities in each of its geographical segments; however, substantially all of its estimated proved reserves and all of its producing properties are located in North America. The Company’s total estimated proved reserves as of December 31, 2007 were approximately 2.1 Tcfe. At December 31, 2007, approximately 85% of its estimated proved oil and gas reserves were in the United States, approximately 12% were in Canada, and approximately 3% were in Italy.

The linked share’s SEC file number is 001-13515.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$19.26	$13.86	$17.08
December 31, 2002	$19.46	$15.39	$18.52
March 31, 2003	$19.26	$13.16	$14.94
June 30, 2003	$18.09	$13.74	$16.83
September 30, 2003	$17.01	$13.26	$16.04
December 31, 2003	$19.80	$15.55	$19.14
March 31, 2004	$19.83	$15.72	$16.91
June 30, 2004	$18.53	$15.57	$18.30
September 30, 2004	$20.47	$16.31	$20.17
December 31, 2004	$22.85	$18.87	$21.25
March 31, 2005	$29.00	$19.34	$27.13
June 30, 2005	$29.47	$22.91	$28.13
September 30, 2005	$36.68	$27.31	$34.90
December 30, 2005	$36.34	$26.97	$30.52
March 31, 2006	$37.36	$30.81	$37.18
June 30, 2006	$39.75	$28.01	$33.16
September 29, 2006	$35.28	$29.06	$31.59
December 29, 2006	$36.17	$29.13	$32.68
March 30, 2007	$34.25	$28.84	$33.37
June 29, 2007	$44.70	$33.26	$42.26
September 30, 2007	$44.72	$37.43	$43.04
December 31, 2007	$52.25	$42.78	$50.84
March 31, 2008	$52.21	$40.85	$48.96
June 30, 2008	$76.20	$49.80	$74.50
August 8, 2008*	$82.96	$51.45	$52.28

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FST

Initial price: $52.28

Protection level: 70.00%

Protection price: $36.60

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.127774

Coupon: 13.50% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.25

FWP-40

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.00%
+ 90%	6.75%		90.00%
+ 80%	6.75%		80.00%
+ 70%	6.75%		70.00%
+ 60%	6.75%		60.00%
+ 50%	6.75%		50.00%
+ 40%	6.75%		40.00%
+ 30%	6.75%		30.00%
+ 20%	6.75%		20.00%
+ 10%	6.75%		10.00%
+ 5%	6.75%		5.00%

0%	6.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-5.00%
- 10%	6.75%	-3.25%	-10.00%
- 20%	6.75%	-13.25%	-20.00%
- 30%	6.75%	-23.25%	-30.00%
- 40%	N/A	-33.25%	-40.00%
- 50%	N/A	-43.25%	-50.00%
- 60%	N/A	-53.25%	-60.00%
- 70%	N/A	-63.25%	-70.00%
- 80%	N/A	-73.25%	-80.00%
- 90%	N/A	-83.25%	-90.00%
- 100%	N/A	-93.25%	-100.00%

FWP-41

Frontier Oil Corporation

According to publicly available information, Frontier Oil Corporation (the “Company”) is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. The Company operates refineries in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 162,000 barrels per day. In February 2007, the Company acquired Ethanol Management Company (“EMC”) for approximately $3.1 million cash. EMC’s primary assets are a 25,000 bpd products terminal and blending facility located near Denver, Colorado.

The linked share’s SEC file number is 001-07627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$4.38	$2.87	$3.10
December 31, 2002	$4.40	$2.67	$4.31
March 31, 2003	$4.56	$3.50	$4.28
June 30, 2003	$4.54	$3.77	$3.80
September 30, 2003	$4.04	$3.48	$3.68
December 31, 2003	$4.45	$3.70	$4.31
March 31, 2004	$4.96	$4.02	$4.85
June 30, 2004	$5.30	$4.25	$5.30
September 30, 2004	$5.93	$4.56	$5.90
December 31, 2004	$6.73	$5.56	$6.67
March 31, 2005	$9.23	$5.98	$9.07
June 30, 2005	$14.91	$9.23	$14.68
September 30, 2005	$23.04	$13.42	$22.18
December 30, 2005	$22.94	$15.78	$18.77
March 31, 2006	$30.53	$19.02	$29.68
June 30, 2006	$32.95	$23.75	$32.40
September 29, 2006	$37.60	$24.33	$26.58
December 29, 2006	$32.99	$24.01	$28.74
March 30, 2007	$33.75	$25.47	$32.64
June 29, 2007	$45.75	$31.96	$43.77
September 30, 2007	$49.10	$31.61	$41.64
December 31, 2007	$49.11	$39.54	$40.58
March 31, 2008	$41.00	$25.23	$27.26
June 30, 2008	$32.99	$23.03	$23.91
August 8, 2008*	$24.26	$17.00	$19.73

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FTO

Initial price: $19.73

Protection level: 60.00%

Protection price: $11.84

Physical delivery amount: 50($1,000/Initial price)

Fractional shares: 0.684237

Coupon: 18.00% per annum

Maturity: February 27, 2009

Dividend yield: 1.06% per annum

Coupon amount monthly: $15.00

FWP-42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.53%
+ 90%	9.00%		90.53%
+ 80%	9.00%		80.53%
+ 70%	9.00%		70.53%
+ 60%	9.00%		60.53%
+ 50%	9.00%		50.53%
+ 40%	9.00%		40.53%
+ 30%	9.00%		30.53%
+ 20%	9.00%		20.53%
+ 10%	9.00%		10.53%
+ 5%	9.00%		5.53%

0%	9.00%		0.53%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.47%
- 10%	9.00%	-1.00%	-9.47%
- 20%	9.00%	-11.00%	-19.47%
- 30%	9.00%	-21.00%	-29.47%
- 40%	9.00%	-31.00%	-39.47%
- 50%	N/A	-41.00%	-49.47%
- 60%	N/A	-51.00%	-59.47%
- 70%	N/A	-61.00%	-69.47%
- 80%	N/A	-71.00%	-79.47%
- 90%	N/A	-81.00%	-89.47%
- 100%	N/A	-91.00%	-99.47%

FWP-43

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (the “Company”) is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. The Company’s activities are divided into three segments: (i) Investment Banking, (ii) Trading and Principal Investments and (iii) Asset Management and Securities Services.

As of November 30, 2007, the Company operated offices in over 25 countries and 43% of its 30,522 employees were based outside the United States. In 2007, the Company derived 49% of its net revenues and 57% of its pre-tax earnings outside of the Americas.

The Company is the successor to a commercial paper business founded in 1869 by Marcus Goldman. On May 7, 1999, the Company converted from a partnership to a corporation and completed an initial public offering of its common stock.

The linked share’s SEC file number is 001-14965.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$81.97	$64.50	$66.03
December 31, 2002	$81.00	$58.57	$68.10
March 31, 2003	$75.75	$61.05	$68.08
June 30, 2003	$91.98	$68.06	$83.75
September 30, 2003	$93.74	$82.40	$83.90
December 31, 2003	$100.00	$84.30	$98.73
March 31, 2004	$109.29	$96.15	$104.35
June 30, 2004	$107.50	$87.70	$94.16
September 30, 2004	$94.96	$83.29	$93.24
December 31, 2004	$110.88	$90.74	$104.04
March 31, 2005	$113.93	$101.79	$109.99
June 30, 2005	$114.25	$94.77	$102.02
September 30, 2005	$121.70	$102.16	$121.58
December 30, 2005	$134.94	$110.35	$127.71
March 31, 2006	$159.62	$124.25	$156.96
June 30, 2006	$169.31	$136.90	$150.43
September 29, 2006	$171.15	$139.00	$169.17
December 29, 2006	$206.39	$168.51	$199.35
March 30, 2007	$222.75	$189.85	$206.63
June 29, 2007	$233.94	$203.29	$216.75
September 30, 2007	$225.76	$157.38	$216.74
December 31, 2007	$250.70	$197.10	$215.05
March 31, 2008	$215.05	$140.27	$165.39
June 30, 2008	$203.30	$161.22	$174.90
August 8, 2008*	$190.00	$152.26	$175.95

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GS

Initial price: $175.95

Protection level: 75.00%

Protection price: $131.96

Physical delivery amount: 5($1,000/Initial price)

Fractional shares: 0.683433

Coupon: 12.35% per annum

Maturity: February 27, 2009

Dividend yield: 0.79% per annum

Coupon amount monthly: $10.29

FWP-44

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.175%		100.40%
+ 90%	6.175%		90.40%
+ 80%	6.175%		80.40%
+ 70%	6.175%		70.40%
+ 60%	6.175%		60.40%
+ 50%	6.175%		50.40%
+ 40%	6.175%		40.40%
+ 30%	6.175%		30.40%
+ 20%	6.175%		20.40%
+ 10%	6.175%		10.40%
+ 5%	6.175%		5.40%

0%	6.175%		0.40%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.175%	1.175%	-4.60%
- 10%	6.175%	-3.825%	-9.60%
- 20%	6.175%	-13.825%	-19.60%
- 30%	N/A	-23.825%	-29.60%
- 40%	N/A	-33.825%	-39.60%
- 50%	N/A	-43.825%	-49.60%
- 60%	N/A	-53.825%	-59.60%
- 70%	N/A	-63.825%	-69.60%
- 80%	N/A	-73.825%	-79.60%
- 90%	N/A	-83.825%	-89.60%
- 100%	N/A	-93.825%	-99.60%

FWP-45

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) offers a broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company serves major, national, and independent oil and gas companies throughout the world. The Company’s Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities. This segment consists of Baroid Fluid Services, Sperry Drilling Services, Security DBS Drill Bits, wireline and perforating services, Landmark, and project management. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 001-03492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$7.92	$4.49	$6.46
December 31, 2002	$10.73	$6.23	$9.36
March 31, 2003	$11.05	$8.60	$10.37
June 30, 2003	$12.66	$9.99	$11.50
September 30, 2003	$12.73	$10.25	$12.13
December 31, 2003	$13.60	$11.40	$13.00
March 31, 2004	$16.32	$12.90	$15.20
June 30, 2004	$16.18	$13.70	$15.13
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 30, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 30, 2008	$53.97	$38.56	$53.07
August 8, 2008*	$55.38	$42.05	$43.52

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $43.52

Protection level: 80.00%

Protection price: $34.82

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.977941

Coupon: 11.75% per annum

Maturity: February 27, 2009

Dividend yield: 0.83% per annum

Coupon amount monthly: $9.79

FWP-46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.42%
+ 90%	5.875%		90.42%
+ 80%	5.875%		80.42%
+ 70%	5.875%		70.42%
+ 60%	5.875%		60.42%
+ 50%	5.875%		50.42%
+ 40%	5.875%		40.42%
+ 30%	5.875%		30.42%
+ 20%	5.875%		20.42%
+ 10%	5.875%		10.42%
+ 5%	5.875%		5.42%

0%	5.875%		0.42%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-4.58%
- 10%	5.875%	-4.125%	-9.58%
- 20%	5.875%	-14.125%	-19.58%
- 30%	N/A	-24.125%	-29.58%
- 40%	N/A	-34.125%	-39.58%
- 50%	N/A	-44.125%	-49.58%
- 60%	N/A	-54.125%	-59.58%
- 70%	N/A	-64.125%	-69.58%
- 80%	N/A	-74.125%	-79.58%
- 90%	N/A	-84.125%	-89.58%
- 100%	N/A	-94.125%	-99.58%

FWP-47

Harley-Davidson, Inc.

According to publicly available information, Harley-Davidson, Inc. (the “Company”) was incorporated in 1981. The Company operates in two segments: the Motorcycles & Related Products segment and the Financial Services segment.

The Motorcycles & Related Products (Motorcycles) segment includes the group of companies doing business as Harley-Davidson Motor Company (Motor Company) and the group of companies doing business as Buell Motorcycle Company (BMC). The Motorcycles segment designs, manufactures and sells at wholesale primarily heavyweight (engine displacement of 651+cc) touring, custom and performance motorcycles as well as a complete line of motorcycle parts, accessories, clothing and collectibles. The Company, which is the only major American motorcycle manufacturer, has had the largest share of the United States heavyweight (651+cc) motorcycle market since 1986. During 2005, the Company’s market share, based on retail registrations of new Harley-Davidson motorcycles, was 48.7% in the United States (Data provided by the Motorcycle Industry Council).

The Financial Services (Financial Services) segment includes the group of companies doing business as Harley-Davidson Financial Services (HDFS). HDFS provides wholesale and retail financing and insurance programs primarily to Harley-Davidson and Buell dealers and their retail customers. HDFS conducts business in the United States, Canada and Europe.

The linked share’s SEC file number is 001-09183.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$53.05	$42.69	$46.45
December 31, 2002	$54.99	$45.08	$46.20
March 31, 2003	$49.65	$35.50	$39.71
June 30, 2003	$46.80	$37.25	$39.86
September 30, 2003	$50.25	$38.15	$48.20
December 31, 2003	$52.50	$44.57	$47.53
March 31, 2004	$54.40	$45.20	$53.34
June 30, 2004	$62.31	$52.31	$61.94
September 30, 2004	$63.75	$56.42	$59.44
December 31, 2004	$61.24	$55.01	$60.75
March 31, 2005	$62.49	$57.20	$57.76
June 30, 2005	$59.14	$45.14	$49.60
September 30, 2005	$54.23	$46.47	$48.44
December 30, 2005	$55.93	$44.40	$51.49
March 31, 2006	$54.88	$47.95	$51.88
June 30, 2006	$55.43	$47.86	$54.89
September 29, 2006	$65.76	$50.74	$62.75
December 29, 2006	$75.87	$62.19	$70.47
March 30, 2007	$74.03	$57.91	$58.75
June 29, 2007	$66.00	$58.75	$59.61
September 30, 2007	$63.38	$45.92	$46.21
December 31, 2007	$51.75	$44.37	$46.71
March 31, 2008	$46.61	$34.17	$37.50
June 30, 2008	$41.75	$34.20	$36.26
August 8, 2008*	$41.99	$32.18	$41.75

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HOG

Initial price: $41.75

Protection level: 75.00%

Protection price: $31.31

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.952096

Coupon: 11.75% per annum

Maturity: February 27, 2009

Dividend yield: 2.89% per annum

Coupon amount monthly: $9.79

FWP-48

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		101.45%
+ 90%	5.875%		91.45%
+ 80%	5.875%		81.45%
+ 70%	5.875%		71.45%
+ 60%	5.875%		61.45%
+ 50%	5.875%		51.45%
+ 40%	5.875%		41.45%
+ 30%	5.875%		31.45%
+ 20%	5.875%		21.45%
+ 10%	5.875%		11.45%
+ 5%	5.875%		6.45%

0%	5.875%		1.45%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-3.55%
- 10%	5.875%	-4.125%	-8.55%
- 20%	5.875%	-14.125%	-18.55%
- 30%	N/A	-24.125%	-28.55%
- 40%	N/A	-34.125%	-38.55%
- 50%	N/A	-44.125%	-48.55%
- 60%	N/A	-54.125%	-58.55%
- 70%	N/A	-64.125%	-68.55%
- 80%	N/A	-74.125%	-78.55%
- 90%	N/A	-84.125%	-88.55%
- 100%	N/A	-94.125%	-98.55%

FWP-49

H&R Block, Inc.

According to publicly available information, H&R Block, Inc. (the “Company”) has subsidiaries that provide tax, investment, retail banking, accounting and business consulting services and products. The Company’s Tax Services segment primarily consists of its income tax preparation businesses – retail, online and software. These businesses serve the general public in the United States, Canada and Australia. Additionally, this segment includes commercial tax businesses, which provide tax preparation software and educational materials to certified public accountants (CPAs) and other tax preparers in the United States. The Company’s Business Services segment consists primarily of a national accounting, tax and business consulting firm primarily serving middle-market companies under the RSM McGladrey name. The Company’s Consumer Financial Services segment is engaged in offering brokerage services, along with investment planning and related financial advice through H&R Block Financial Advisors, Inc. (HRBFA) and retail banking through H&R Block Bank (HRB Bank). Previously the Company’s subsidiary, Option One Mortgage Corporation (OOMC), offered various home mortgage services, but discontinued offering these services during fiscal year 2008.

The linked share’s SEC file number is 001-06089.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$26.75	$19.83	$21.01
December 31, 2002	$23.16	$14.55	$20.10
March 31, 2003	$21.75	$17.64	$21.35
June 30, 2003	$22.49	$18.15	$21.63
September 30, 2003	$23.00	$20.10	$21.58
December 31, 2003	$27.89	$21.24	$27.69
March 31, 2004	$30.47	$24.75	$25.52
June 30, 2004	$24.88	$22.09	$23.84
September 30, 2004	$25.75	$23.40	$24.71
December 31, 2004	$25.41	$22.57	$24.50
March 31, 2005	$27.75	$22.99	$25.29
June 30, 2005	$29.80	$24.41	$29.18
September 30, 2005	$30.00	$23.45	$23.98
December 30, 2005	$26.95	$23.01	$24.55
March 31, 2006	$25.74	$19.90	$21.65
June 30, 2006	$24.30	$21.29	$23.86
September 29, 2006	$24.06	$20.30	$21.74
December 29, 2006	$24.12	$21.05	$23.04
March 30, 2007	$24.95	$18.31	$21.04
June 29, 2007	$24.02	$20.60	$23.37
September 30, 2007	$23.36	$17.96	$21.18
December 31, 2007	$22.64	$17.57	$18.57
March 31, 2008	$22.12	$16.89	$20.76
June 30, 2008	$24.63	$20.20	$21.40
August 8, 2008*	$25.00	$20.97	$24.85

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HRB

Initial price: $24.85

Protection level: 75.00%

Protection price: $18.64

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.241449

Coupon: 11.50% per annum

Maturity: February 27, 2009

Dividend yield: 2.24% per annum

Coupon amount monthly: $9.58

FWP-50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		101.12%
+ 90%	5.75%		91.12%
+ 80%	5.75%		81.12%
+ 70%	5.75%		71.12%
+ 60%	5.75%		61.12%
+ 50%	5.75%		51.12%
+ 40%	5.75%		41.12%
+ 30%	5.75%		31.12%
+ 20%	5.75%		21.12%
+ 10%	5.75%		11.12%
+ 5%	5.75%		6.12%

0%	5.75%		1.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-3.88%
- 10%	5.75%	-4.25%	-8.88%
- 20%	5.75%	-14.25%	-18.88%
- 30%	N/A	-24.25%	-28.88%
- 40%	N/A	-34.25%	-38.88%
- 50%	N/A	-44.25%	-48.88%
- 60%	N/A	-54.25%	-58.88%
- 70%	N/A	-64.25%	-68.88%
- 80%	N/A	-74.25%	-78.88%
- 90%	N/A	-84.25%	-88.88%
- 100%	N/A	-94.25%	-98.88%

FWP-51

Ingersoll-Rand Company Limited

According to publicly available information, Ingersoll-Rand Company Limited (the “Company”) is a provider of climate control, industrial and security products. Through its business segments, the Company designs, manufactures, sells and services the following: climate control technologies, including transport temperature control units and refrigerated display merchandisers; industrial technologies, including compressed air systems and tools, as well as the Club Car®, and Ingersoll-Rand® brands; and security technologies, including mechanical and electronic security products.

The Company was organized in 1905 under the laws of the State of New Jersey as a consolidation of Ingersoll-Sergeant Drill Company and the Rand Drill Company, whose businesses were established in the early 1870’s. The Company is the successor to IR-New Jersey following a corporate reorganization that became effective on December 31, 2001.

The linked share’s SEC file number is 001-16831.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$23.18	$16.39	$17.22
December 31, 2002	$23.94	$14.85	$21.53
March 31, 2003	$22.81	$17.26	$19.30
June 30, 2003	$24.63	$19.06	$23.66
September 30, 2003	$30.00	$23.00	$26.72
December 31, 2003	$34.10	$26.61	$33.94
March 31, 2004	$36.33	$31.27	$33.83
June 30, 2004	$36.78	$29.55	$34.16
September 30, 2004	$34.90	$31.03	$33.99
December 31, 2004	$41.45	$32.63	$40.15
March 31, 2005	$43.96	$35.88	$39.83
June 30, 2005	$41.27	$35.13	$35.68
September 30, 2005	$41.64	$35.30	$38.23
December 30, 2005	$41.48	$35.68	$40.37
March 31, 2006	$44.50	$36.92	$41.79
June 30, 2006	$48.94	$38.75	$42.78
September 29, 2006	$43.33	$35.00	$37.98
December 29, 2006	$41.74	$35.90	$39.13
March 30, 2007	$45.62	$38.26	$43.37
June 29, 2007	$56.63	$43.39	$54.82
September 30, 2007	$56.25	$44.52	$54.47
December 31, 2007	$55.94	$42.94	$46.47
March 31, 2008	$46.57	$34.46	$44.58
June 30, 2008	$46.78	$36.54	$37.43
August 8, 2008*	$39.69	$33.56	$39.38

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IR

Initial price: $39.38

Protection level: 80.00%

Protection price: $31.50

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.393601

Coupon: 9.25% per annum

Maturity: February 27, 2009

Dividend yield: 1.80% per annum

Coupon amount monthly: $7.71

FWP-52

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.90%
+ 90%	4.625%		90.90%
+ 80%	4.625%		80.90%
+ 70%	4.625%		70.90%
+ 60%	4.625%		60.90%
+ 50%	4.625%		50.90%
+ 40%	4.625%		40.90%
+ 30%	4.625%		30.90%
+ 20%	4.625%		20.90%
+ 10%	4.625%		10.90%
+ 5%	4.625%		5.90%

0%	4.625%		0.90%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-4.10%
- 10%	4.625%	-5.375%	-9.10%
- 20%	4.625%	-15.375%	-19.10%
- 30%	N/A	-25.375%	-29.10%
- 40%	N/A	-35.375%	-39.10%
- 50%	N/A	-45.375%	-49.10%
- 60%	N/A	-55.375%	-59.10%
- 70%	N/A	-65.375%	-69.10%
- 80%	N/A	-75.375%	-79.10%
- 90%	N/A	-85.375%	-89.10%
- 100%	N/A	-95.375%	-99.10%

FWP-53

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $1.6 trillion in assets, $123 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 1-5805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$33.68	$17.90	$18.99
December 31, 2002	$26.14	$15.30	$24.00
March 31, 2003	$28.29	$20.13	$23.71
June 30, 2003	$36.25	$23.75	$34.18
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 30, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
August 8, 2008*	$43.00	$29.25	$41.07

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $41.07

Protection level: 75.00%

Protection price: $30.80

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.348673

Coupon: 14.00% per annum

Maturity: February 27, 2009

Dividend yield: 3.63% per annum

Coupon amount monthly: $11.67

FWP-54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		101.82%
+ 90%	7.00%		91.82%
+ 80%	7.00%		81.82%
+ 70%	7.00%		71.82%
+ 60%	7.00%		61.82%
+ 50%	7.00%		51.82%
+ 40%	7.00%		41.82%
+ 30%	7.00%		31.82%
+ 20%	7.00%		21.82%
+ 10%	7.00%		11.82%
+ 5%	7.00%		6.82%

0%	7.00%		1.82%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-3.18%
- 10%	7.00%	-3.00%	-8.18%
- 20%	7.00%	-13.00%	-18.18%
- 30%	N/A	-23.00%	-28.18%
- 40%	N/A	-33.00%	-38.18%
- 50%	N/A	-43.00%	-48.18%
- 60%	N/A	-53.00%	-58.18%
- 70%	N/A	-63.00%	-68.18%
- 80%	N/A	-73.00%	-78.18%
- 90%	N/A	-83.00%	-88.18%
- 100%	N/A	-93.00%	-98.18%

FWP-55

Kohl’s Corporation

According to publicly available information, Kohl’s Corporation (the “Company”) was organized in 1988 and is a Wisconsin corporation. The Company operate family-oriented, department stores that sell moderately priced apparel, footwear and accessories for women, men and children; soft home products such as sheets and pillows; and housewares. The Company’s stores generally carry a consistent merchandise assortment with some differences attributable to regional preferences. The Company’s stores feature quality exclusive brands which are found “Only at Kohl’s” as well as national brands. The Company’s apparel and home fashions appeal to classic, updated and contemporary customers. As of February 2, 2008, The Company operated 929 stores in 47 states. In addition, the Company offers on-line shopping on its website.

The linked share’s SEC file number is 001-11084.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$73.75	$56.25	$60.81
December 31, 2002	$71.70	$44.00	$55.95
March 31, 2003	$59.50	$46.18	$56.58
June 30, 2003	$60.55	$48.04	$51.38
September 30, 2003	$65.44	$50.40	$53.50
December 31, 2003	$56.63	$42.50	$44.94
March 31, 2004	$54.10	$40.83	$48.33
June 30, 2004	$49.50	$39.59	$42.28
September 30, 2004	$52.00	$41.02	$48.19
December 31, 2004	$53.24	$45.46	$49.17
March 31, 2005	$53.86	$45.26	$51.63
June 30, 2005	$58.50	$46.18	$55.91
September 30, 2005	$58.90	$47.87	$50.18
December 30, 2005	$50.96	$43.63	$48.60
March 31, 2006	$53.54	$42.78	$53.01
June 30, 2006	$59.70	$51.52	$59.12
September 29, 2006	$68.44	$53.09	$64.92
December 29, 2006	$75.52	$64.65	$68.43
March 30, 2007	$77.00	$65.56	$76.61
June 29, 2007	$79.55	$68.10	$71.03
September 30, 2007	$71.62	$52.75	$57.33
December 31, 2007	$63.96	$44.16	$45.80
March 31, 2008	$48.39	$37.89	$42.89
June 30, 2008	$50.93	$39.87	$40.04
August 8, 2008*	$47.23	$36.82	$46.87

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KSS

Initial price: $46.87

Protection level: 75.00%

Protection price: $35.15

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.335609

Coupon: 12.25% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.21

FWP-56

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.00%
+ 90%	6.125%		90.00%
+ 80%	6.125%		80.00%
+ 70%	6.125%		70.00%
+ 60%	6.125%		60.00%
+ 50%	6.125%		50.00%
+ 40%	6.125%		40.00%
+ 30%	6.125%		30.00%
+ 20%	6.125%		20.00%
+ 10%	6.125%		10.00%
+ 5%	6.125%		5.00%

0%	6.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-5.00%
- 10%	6.125%	-3.875%	-10.00%
- 20%	6.125%	-13.875%	-20.00%
- 30%	N/A	-23.875%	-30.00%
- 40%	N/A	-33.875%	-40.00%
- 50%	N/A	-43.875%	-50.00%
- 60%	N/A	-53.875%	-60.00%
- 70%	N/A	-63.875%	-70.00%
- 80%	N/A	-73.875%	-80.00%
- 90%	N/A	-83.875%	-90.00%
- 100%	N/A	-93.875%	-100.00%

FWP-57

Las Vegas Sands Corp.

According to publicly available information, Las Vegas Sands Corp. (the “Company”) owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, The Sands Expo and Convention Center and The Congress Center in Las Vegas, Nevada, and the Sands Macao and The Venetian Macao Resort Hotel in Macao, China. The Company is also creating a master-planned development of integrated resort properties, anchored by The Venetian Macao, which the Company refers to as the Cotai StripTM in Macao. In addition, the Company is also developing Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks, an integrated resort in Bethlehem, Pennsylvania. The Company is exploring the possibility of developing and operating integrated resorts in additional Asian and U.S. jurisdictions, and in Europe.

The Company was incorporated as a Nevada corporation in August 2004.

The linked share’s SEC file number is 001-32373.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	$53.70	$41.75	$48.00
March 31, 2005	$51.40	$41.47	$45.00
June 30, 2005	$45.32	$33.13	$35.75
September 30, 2005	$40.73	$30.97	$32.91
December 30, 2005	$46.44	$29.08	$39.47
March 31, 2006	$58.02	$38.44	$56.66
June 30, 2006	$78.90	$54.68	$77.86
September 29, 2006	$77.86	$57.71	$68.35
December 29, 2006	$97.25	$66.06	$89.48
March 30, 2007	$109.45	$81.01	$86.61
June 29, 2007	$91.91	$71.24	$76.39
September 30, 2007	$142.75	$75.56	$133.42
December 31, 2007	$148.76	$102.50	$103.05
March 31, 2008	$105.35	$70.00	$73.64
June 30, 2008	$83.13	$45.30	$47.44
August 8, 2008*	$56.58	$30.56	$50.95

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LVS

Initial price: $50.95

Protection level: 60.00%

Protection price: $30.57

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.627085

Coupon: 18.75% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.63

FWP-58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.375%		100.00%
+ 90%	9.375%		90.00%
+ 80%	9.375%		80.00%
+ 70%	9.375%		70.00%
+ 60%	9.375%		60.00%
+ 50%	9.375%		50.00%
+ 40%	9.375%		40.00%
+ 30%	9.375%		30.00%
+ 20%	9.375%		20.00%
+ 10%	9.375%		10.00%
+ 5%	9.375%		5.00%

0%	9.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.375%	4.375%	-5.00%
- 10%	9.375%	-0.625%	-10.00%
- 20%	9.375%	-10.625%	-20.00%
- 30%	9.375%	-20.625%	-30.00%
- 40%	9.375%	-30.625%	-40.00%
- 50%	N/A	-40.625%	-50.00%
- 60%	N/A	-50.625%	-60.00%
- 70%	N/A	-60.625%	-70.00%
- 80%	N/A	-70.625%	-80.00%
- 90%	N/A	-80.625%	-90.00%
- 100%	N/A	-90.625%	-100.00%

FWP-59

Merrill Lynch & Co., Inc.

According to publicly available information, Merrill Lynch & Co., Inc. (the “Company”) was formed in 1914 and became a publicly traded company on June 23, 1971. In 1973, the Company created the holding company, ML & Co., a Delaware corporation that, through its subsidiaries, is one of the world’s leading capital markets, advisory and wealth management companies with offices in 40 countries and territories and total client assets of almost $2 trillion at December 28, 2007. As an investment bank, the Company is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes, and it serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. In addition, the Company owns a 45% voting interest and approximately half of the economic interest of BlackRock, Inc., a large publicly traded investment management company with approximately $1.4 trillion in assets under management at December 28, 2007.

The Company conducts its business from various locations throughout the world. The Company’s world headquarters is located in the World Financial Center in New York City, and its other principal United States business and operational centers are located in New Jersey and Florida. The Company’s major geographic regions of operations include the United States; Europe, the Middle East and Africa (“EMEA”); the Pacific Rim; Canada; and Latin America.

The linked share’s SEC file number is: 1-7182.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$40.66	$31.00	$32.95
December 31, 2002	$44.90	$28.21	$37.95
March 31, 2003	$43.75	$30.76	$35.40
June 30, 2003	$49.20	$35.30	$46.68
September 30, 2003	$57.50	$45.84	$53.53
December 31, 2003	$60.47	$53.85	$58.65
March 31, 2004	$64.85	$56.97	$59.56
June 30, 2004	$60.70	$51.35	$53.98
September 30, 2004	$54.32	$47.35	$49.72
December 31, 2004	$61.16	$50.01	$59.77
March 31, 2005	$61.99	$56.01	$56.60
June 30, 2005	$57.50	$52.00	$55.01
September 30, 2005	$61.67	$54.37	$61.35
December 30, 2005	$69.34	$58.65	$67.73
March 31, 2006	$79.32	$67.11	$78.76
June 30, 2006	$81.25	$64.58	$69.56
September 29, 2006	$79.40	$66.69	$78.22
December 29, 2006	$93.93	$77.90	$93.10
March 30, 2007	$98.68	$76.85	$81.67
June 29, 2007	$95.00	$81.18	$83.58
September 30, 2007	$89.23	$66.95	$71.28
December 31, 2007	$77.75	$50.50	$53.68
March 31, 2008	$59.59	$37.25	$40.74
June 30, 2008	$54.00	$31.49	$31.71
August 8, 2008*	$36.97	$22.51	$26.87

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MER

Initial price: $26.87

Protection level: 60.00%

Protection price: $16.12

Physical delivery amount: 37($1,000/Initial price)

Fractional shares: 0.216226

Coupon: 16.75% per annum

Maturity: February 27, 2009

Dividend yield: 3.96% per annum

Coupon amount monthly: $13.96

FWP-60

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.375%		101.98%
+ 90%	8.375%		91.98%
+ 80%	8.375%		81.98%
+ 70%	8.375%		71.98%
+ 60%	8.375%		61.98%
+ 50%	8.375%		51.98%
+ 40%	8.375%		41.98%
+ 30%	8.375%		31.98%
+ 20%	8.375%		21.98%
+ 10%	8.375%		11.98%
+ 5%	8.375%		6.98%

0%	8.375%		1.98%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.375%	3.375%	-3.02%
- 10%	8.375%	-1.625%	-8.02%
- 20%	8.375%	-11.625%	-18.02%
- 30%	8.375%	-21.625%	-28.02%
- 40%	8.375%	-31.625%	-38.02%
- 50%	N/A	-41.625%	-48.02%
- 60%	N/A	-51.625%	-58.02%
- 70%	N/A	-61.625%	-68.02%
- 80%	N/A	-71.625%	-78.02%
- 90%	N/A	-81.625%	-88.02%
- 100%	N/A	-91.625%	-98.02%

FWP-61

The Mosaic Company

According to publicly available information, The Mosaic Company (the “Company”) is a producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry. The Company is a single source supplier of phosphate-, potash- and nitrogen-based crop nutrients and animal feed ingredients. The Company serves customers in approximately 40 countries. The Company has phosphate mining operations in Florida and phosphate production facilities in Florida and Louisiana; potash mines and production facilities in Saskatchewan, Canada, New Mexico and Michigan; strategic equity investments in phosphate and nitrogen production facilities in Brazil; and other production, blending or distribution operations or equity investments in nearly a dozen countries.

The linked share’s SEC file number is 001-32327.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	$18.58	$14.80	$16.32
March 31, 2005	$17.42	$14.60	$17.06
June 30, 2005	$17.16	$12.38	$15.56
September 30, 2005	$17.98	$15.11	$16.02
December 30, 2005	$15.62	$12.51	$14.63
March 31, 2006	$17.14	$13.78	$14.35
June 30, 2006	$17.28	$13.31	$15.65
September 29, 2006	$17.12	$14.03	$16.90
December 29, 2006	$23.54	$16.20	$21.36
March 30, 2007	$28.84	$19.49	$26.66
June 29, 2007	$40.96	$26.44	$39.02
September 30, 2007	$54.83	$32.50	$53.52
December 31, 2007	$97.60	$48.72	$94.34
March 31, 2008	$119.78	$71.00	$102.60
June 30, 2008	$163.22	$95.00	$144.70
August 8, 2008*	$146.92	$103.35	$104.42

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOS

Initial price: $104.42

Protection level: 60.00%

Protection price: $62.65

Physical delivery amount: 9($1,000/Initial price)

Fractional shares: 0.576709

Coupon: 17.50% per annum

Maturity: February 27, 2009

Dividend yield: 0.05% per annum

Coupon amount monthly: $14.58

FWP-62

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.03%
+ 90%	8.75%		90.03%
+ 80%	8.75%		80.03%
+ 70%	8.75%		70.03%
+ 60%	8.75%		60.03%
+ 50%	8.75%		50.03%
+ 40%	8.75%		40.03%
+ 30%	8.75%		30.03%
+ 20%	8.75%		20.03%
+ 10%	8.75%		10.03%
+ 5%	8.75%		5.03%

0%	8.75%		0.03%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-4.97%
- 10%	8.75%	-1.25%	-9.97%
- 20%	8.75%	-11.25%	-19.97%
- 30%	8.75%	-21.25%	-29.97%
- 40%	8.75%	-31.25%	-39.97%
- 50%	N/A	-41.25%	-49.97%
- 60%	N/A	-51.25%	-59.97%
- 70%	N/A	-61.25%	-69.97%
- 80%	N/A	-71.25%	-79.97%
- 90%	N/A	-81.25%	-89.97%
- 100%	N/A	-91.25%	-99.97%

FWP-63

Marathon Oil Corporation

According to publicly available information, Marathon Oil Corporation (“the Company”) consists of three operating segments: 1) Exploration and Production – explores for, produces and markets crude oil and natural gas on a worldwide basis; 2) Refining, Marketing and Transportation – refines, markets and transports crude oil and petroleum products, primarily in the Midwest, the upper Great Plains and southeastern United States; and 3) Integrated Gas – markets and transports products manufactured from natural gas, such as liquefied natural gas and methanol, on a worldwide basis, and is developing other projects to link stranded natural gas resources with key demand areas. The Company conducts exploration, development and production activities in ten countries, with a focus on international growth while continuing to maintain its position in the United States.

The linked share’s SEC file number is 033-07065.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$13.60	$10.51	$11.34
December 31, 2002	$11.74	$9.41	$10.65
March 31, 2003	$12.15	$9.93	$11.99
June 30, 2003	$13.60	$11.24	$13.18
September 30, 2003	$14.74	$12.46	$14.25
December 31, 2003	$16.81	$14.30	$16.55
March 31, 2004	$18.16	$15.24	$16.84
June 30, 2004	$18.94	$16.00	$18.92
September 30, 2004	$20.80	$16.78	$20.64
December 31, 2004	$21.30	$18.02	$18.81
March 31, 2005	$24.65	$17.76	$23.46
June 30, 2005	$27.95	$21.75	$26.69
September 30, 2005	$36.33	$26.90	$34.47
December 30, 2005	$34.99	$27.71	$30.49
March 31, 2006	$39.68	$31.01	$38.09
June 30, 2006	$43.28	$34.70	$41.65
September 29, 2006	$46.64	$34.42	$38.45
December 29, 2006	$49.37	$35.34	$46.25
March 30, 2007	$51.74	$41.50	$49.42
June 29, 2007	$67.04	$49.45	$59.96
September 30, 2007	$65.21	$46.97	$57.02
December 31, 2007	$63.07	$51.99	$60.86
March 31, 2008	$63.22	$43.30	$45.60
June 30, 2008	$55.75	$44.59	$51.87
August 8, 2008*	$53.97	$41.12	$45.99

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRO

Initial price: $45.99

Protection level: 75.00%

Protection price: $34.49

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.743857

Coupon: 11.50% per annum

Maturity: February 27, 2009

Dividend yield: 2.05% per annum

Coupon amount monthly: $9.58

FWP-64

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		101.03%
+ 90%	5.75%		91.03%
+ 80%	5.75%		81.03%
+ 70%	5.75%		71.03%
+ 60%	5.75%		61.03%
+ 50%	5.75%		51.03%
+ 40%	5.75%		41.03%
+ 30%	5.75%		31.03%
+ 20%	5.75%		21.03%
+ 10%	5.75%		11.03%
+ 5%	5.75%		6.03%

0%	5.75%		1.03%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-3.97%
- 10%	5.75%	-4.25%	-8.97%
- 20%	5.75%	-14.25%	-18.97%
- 30%	N/A	-24.25%	-28.97%
- 40%	N/A	-34.25%	-38.97%
- 50%	N/A	-44.25%	-48.97%
- 60%	N/A	-54.25%	-58.97%
- 70%	N/A	-64.25%	-68.97%
- 80%	N/A	-74.25%	-78.97%
- 90%	N/A	-84.25%	-88.97%
- 100%	N/A	-94.25%	-98.97%

FWP-65

Marvell Technology Group Ltd.

According to publicly available information, Marvell Technology Group Ltd. (the “Company”) is a semiconductor provider of application-specific standard products. The Company’s core strength of expertise is the development of complex System-on-a-Chip devices leveraging its extensive portfolio of intellectual property in the areas of analog, mixed-signal, digital signal processing and embedded ARM-based microprocessor integrated circuits. The Company’s product portfolio includes devices for data storage, enterprise-class Ethernet data switching, Ethernet physical-layer transceivers, handheld cellular, Ethernet-based wireless networking, personal area networking, Ethernet-based PC connectivity, control plane communications controllers, video-image processing and power management solutions. The Company’s products serve diverse applications used in carrier, metropolitan, enterprise and PC-client data communications and storage systems. Additionally, the Company serves the market for the convergence of voice, video and data applications in the consumer electronics market.

The linked share’s SEC file number is 000-30877.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$6.48	$3.44	$3.96
December 31, 2002	$6.25	$2.82	$4.72
March 31, 2003	$6.02	$4.24	$5.30
June 30, 2003	$8.68	$4.94	$8.59
September 30, 2003	$10.90	$7.91	$9.44
December 31, 2003	$11.66	$8.86	$9.48
March 31, 2004	$11.59	$9.44	$11.26
June 30, 2004	$13.39	$9.38	$13.35
September 30, 2004	$13.93	$9.67	$13.07
December 31, 2004	$18.10	$13.16	$17.74
March 31, 2005	$19.45	$15.54	$19.17
June 30, 2005	$20.79	$16.10	$19.02
September 30, 2005	$24.10	$18.66	$23.06
December 30, 2005	$30.49	$20.77	$28.05
March 31, 2006	$36.84	$26.80	$27.05
June 30, 2006	$31.14	$20.84	$22.17
September 29, 2006	$22.62	$16.71	$19.37
December 29, 2006	$21.85	$15.91	$19.19
March 30, 2007	$21.20	$16.70	$16.81
June 29, 2007	$18.46	$15.25	$18.21
September 30, 2007	$20.04	$15.27	$16.37
December 31, 2007	$18.83	$13.49	$13.98
March 31, 2008	$13.94	$9.77	$10.88
June 30, 2008	$18.31	$10.36	$17.66
August 8, 2008*	$17.93	$13.99	$15.55

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRVL

Initial price: $15.55

Protection level: 70.00%

Protection price: $10.89

Physical delivery amount: 64($1,000/Initial price)

Fractional shares: 0.308682

Coupon: 13.50% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.25

FWP-66

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.00%
+ 90%	6.75%		90.00%
+ 80%	6.75%		80.00%
+ 70%	6.75%		70.00%
+ 60%	6.75%		60.00%
+ 50%	6.75%		50.00%
+ 40%	6.75%		40.00%
+ 30%	6.75%		30.00%
+ 20%	6.75%		20.00%
+ 10%	6.75%		10.00%
+ 5%	6.75%		5.00%

0%	6.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-5.00%
- 10%	6.75%	-3.25%	-10.00%
- 20%	6.75%	-13.25%	-20.00%
- 30%	6.75%	-23.25%	-30.00%
- 40%	N/A	-33.25%	-40.00%
- 50%	N/A	-43.25%	-50.00%
- 60%	N/A	-53.25%	-60.00%
- 70%	N/A	-63.25%	-70.00%
- 80%	N/A	-73.25%	-80.00%
- 90%	N/A	-83.25%	-90.00%
- 100%	N/A	-93.25%	-100.00%

FWP-67

Mylan Laboratories Inc.

According to publicly available information, Mylan Laboratories Inc. (the “Company”) develops, licenses, manufactures, markets and distributes generic, brand and branded generic pharmaceutical products and active pharmaceutical ingredients.

The Company obtains new generic products primarily through internal product development. Additionally, the Company licenses or co-develops products through arrangements with other companies. New generic product approvals are obtained from the FDA through the ANDA process, which requires the Company to demonstrate bioequivalence to a reference brand product. Generic products are generally introduced to the marketplace at the expiration of patent protection for the brand product or at the end of a period of non-patent market exclusivity.

The Company was incorporated in Pennsylvania in 1970.

The linked share’s SEC file number is 001-09114.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$15.20	$11.60	$14.55
December 31, 2002	$15.56	$12.79	$15.51
March 31, 2003	$19.74	$15.56	$19.17
June 30, 2003	$23.82	$17.07	$23.18
September 30, 2003	$27.09	$20.62	$25.77
December 31, 2003	$28.75	$20.53	$25.26
March 31, 2004	$26.00	$21.95	$22.73
June 30, 2004	$24.95	$20.00	$20.25
September 30, 2004	$20.65	$14.24	$18.00
December 31, 2004	$20.00	$16.25	$17.68
March 31, 2005	$18.19	$15.50	$17.72
June 30, 2005	$20.00	$15.21	$19.24
September 30, 2005	$20.00	$17.19	$19.26
December 30, 2005	$21.69	$18.29	$19.96
March 31, 2006	$25.00	$19.05	$23.40
June 30, 2006	$23.73	$19.72	$20.00
September 29, 2006	$23.48	$18.65	$20.13
December 29, 2006	$22.10	$19.72	$19.96
March 30, 2007	$22.75	$19.18	$21.14
June 29, 2007	$22.90	$17.95	$18.19
September 30, 2007	$18.34	$13.88	$15.96
December 31, 2007	$17.30	$12.93	$14.06
March 31, 2008	$15.49	$10.04	$11.60
June 30, 2008	$13.53	$10.90	$12.07
August 8, 2008*	$14.45	$11.39	$14.02

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MYL

Initial price: $14.02

Protection level: 70.00%

Protection price: $9.81

Physical delivery amount: 71($1,000/Initial price)

Fractional shares: 0.326676

Coupon: 13.80% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.50

FWP-68

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.90%		100.00%
+ 90%	6.90%		90.00%
+ 80%	6.90%		80.00%
+ 70%	6.90%		70.00%
+ 60%	6.90%		60.00%
+ 50%	6.90%		50.00%
+ 40%	6.90%		40.00%
+ 30%	6.90%		30.00%
+ 20%	6.90%		20.00%
+ 10%	6.90%		10.00%
+ 5%	6.90%		5.00%

0%	6.90%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.90%	1.90%	-5.00%
- 10%	6.90%	-3.10%	-10.00%
- 20%	6.90%	-13.10%	-20.00%
- 30%	6.90%	-23.10%	-30.00%
- 40%	N/A	-33.10%	-40.00%
- 50%	N/A	-43.10%	-50.00%
- 60%	N/A	-53.10%	-60.00%
- 70%	N/A	-63.10%	-70.00%
- 80%	N/A	-73.10%	-80.00%
- 90%	N/A	-83.10%	-90.00%
- 100%	N/A	-93.10%	-100.00%

FWP-69

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 62 mobile offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 44 jackups and three submersibles. The fleet count includes three new F&G JU-2000E premium jackups and the three semisubmersibles under construction and the Noble Bingo 9000 Rig 4. Approximately 86 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$19.50	$13.50	$15.50
December 31, 2002	$18.94	$14.65	$17.58
March 31, 2003	$19.20	$15.59	$15.71
June 30, 2003	$18.90	$15.23	$17.15
September 30, 2003	$18.31	$15.98	$17.00
December 31, 2003	$18.73	$16.38	$17.89
March 31, 2004	$21.45	$17.50	$19.21
June 30, 2004	$19.85	$16.77	$18.95
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 30, 2007	$54.29	$43.48	$49.05
December 31, 2007	$57.63	$46.21	$56.51
March 31, 2008	$58.09	$40.41	$49.67
June 30, 2008	$68.77	$48.50	$64.96
August 8, 2008*	$67.12	$46.67	$48.93

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $48.93

Protection level: 75.00%

Protection price: $36.70

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.437359

Coupon: 14.00% per annum

Maturity: February 27, 2009

Dividend yield: 1.96% per annum

Coupon amount monthly: $11.67

FWP-70

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.98%
+ 90%	7.00%		90.98%
+ 80%	7.00%		80.98%
+ 70%	7.00%		70.98%
+ 60%	7.00%		60.98%
+ 50%	7.00%		50.98%
+ 40%	7.00%		40.98%
+ 30%	7.00%		30.98%
+ 20%	7.00%		20.98%
+ 10%	7.00%		10.98%
+ 5%	7.00%		5.98%

0%	7.00%		0.98%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.02%
- 10%	7.00%	-3.00%	-9.02%
- 20%	7.00%	-13.00%	-19.02%
- 30%	N/A	-23.00%	-29.02%
- 40%	N/A	-33.00%	-39.02%
- 50%	N/A	-43.00%	-49.02%
- 60%	N/A	-53.00%	-59.02%
- 70%	N/A	-63.00%	-69.02%
- 80%	N/A	-73.00%	-79.02%
- 90%	N/A	-83.00%	-89.02%
- 100%	N/A	-93.00%	-99.02%

FWP-71

Norfolk Southern Corporation

According to publicly available information, Norfolk Southern Corporation (the “Company”) is a Norfolk, Virginia based company that controls a major freight railroad, Norfolk Southern Railway Company. The Company is primarily engaged in the rail transportation of raw materials, intermediate products and finished goods primarily in the Southeast, East and Midwest and, via interchange with rail carriers, to and from the rest of the United States and parts of Canada. The Company also transports overseas freight through several Atlantic and Gulf Coast ports. As of Dec. 31, 2007, all the common stock of Norfolk Southern Railway was owned directly by the Company.

The linked share’s SEC file number is 001-08339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$23.90	$17.20	$20.19
December 31, 2002	$22.54	$18.70	$19.99
March 31, 2003	$20.89	$17.35	$18.56
June 30, 2003	$22.39	$18.31	$19.20
September 30, 2003	$20.20	$18.00	$18.50
December 31, 2003	$24.62	$18.32	$23.65
March 31, 2004	$24.06	$20.38	$22.09
June 30, 2004	$26.60	$21.54	$26.52
September 30, 2004	$29.79	$24.77	$29.74
December 31, 2004	$36.69	$29.88	$36.19
March 31, 2005	$38.99	$33.21	$37.05
June 30, 2005	$37.78	$29.60	$30.96
September 30, 2005	$40.93	$30.70	$40.56
December 30, 2005	$45.81	$38.01	$44.83
March 31, 2006	$54.93	$41.22	$54.07
June 30, 2006	$57.71	$46.17	$53.22
September 29, 2006	$53.99	$39.10	$44.05
December 29, 2006	$55.06	$42.80	$50.29
March 30, 2007	$53.84	$45.38	$50.60
June 29, 2007	$59.19	$49.80	$52.57
September 30, 2007	$58.95	$46.42	$51.91
December 31, 2007	$54.57	$48.03	$50.44
March 31, 2008	$56.96	$42.65	$54.32
June 30, 2008	$67.74	$54.25	$62.67
August 8, 2008*	$75.53	$57.72	$73.55

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NSC

Initial price: $73.55

Protection level: 75.00%

Protection price: $55.16

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.596193

Coupon: 9.50% per annum

Maturity: February 27, 2009

Dividend yield: 1.61% per annum

Coupon amount monthly: $7.92

FWP-72

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.81%
+ 90%	4.75%		90.81%
+ 80%	4.75%		80.81%
+ 70%	4.75%		70.81%
+ 60%	4.75%		60.81%
+ 50%	4.75%		50.81%
+ 40%	4.75%		40.81%
+ 30%	4.75%		30.81%
+ 20%	4.75%		20.81%
+ 10%	4.75%		10.81%
+ 5%	4.75%		5.81%

0%	4.75%		0.81%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.19%
- 10%	4.75%	-5.25%	-9.19%
- 20%	4.75%	-15.25%	-19.19%
- 30%	N/A	-25.25%	-29.19%
- 40%	N/A	-35.25%	-39.19%
- 50%	N/A	-45.25%	-49.19%
- 60%	N/A	-55.25%	-59.19%
- 70%	N/A	-65.25%	-69.19%
- 80%	N/A	-75.25%	-79.19%
- 90%	N/A	-85.25%	-89.19%
- 100%	N/A	-95.25%	-99.19%

FWP-73

NVIDIA Corporation

According to publicly available information, NVIDIA Corporation (the “Company”) engages in developing programmable graphics processor technologies. The Company’s products are designed to generate realistic, interactive graphics on consumer and professional computing devices. The Company serves the entertainment and consumer market with its GeForce products, the professional design and visualization market with its Quadro products, and the high-performance computing market with its Tesla products. The Company has four major product-line operating segments: the GPU Business, the professional solutions business, or PSB, the media and communications processor, or MCP, business, and the consumer products business, or CPB.

The Company was incorporated in California in April 1993 and reincorporated in Delaware in April 1998. Its headquarter facilities are in Santa Clara, California. Its Internet address is www.nvidia.com.

The linked share’s SEC file number is 000-27441.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$7.78	$2.78	$2.85
December 31, 2002	$6.09	$2.40	$3.84
March 31, 2003	$4.94	$3.11	$4.28
June 30, 2003	$9.25	$4.29	$7.67
September 30, 2003	$8.58	$5.09	$5.30
December 31, 2003	$8.07	$5.32	$7.75
March 31, 2004	$8.89	$6.88	$8.83
June 30, 2004	$9.12	$6.43	$6.83
September 30, 2004	$6.91	$3.10	$4.84
December 31, 2004	$8.32	$4.36	$7.85
March 31, 2005	$9.86	$6.82	$7.92
June 30, 2005	$9.80	$6.97	$8.91
September 30, 2005	$11.53	$8.48	$11.43
December 30, 2005	$12.83	$10.17	$12.19
March 31, 2006	$19.41	$12.22	$19.09
June 30, 2006	$21.25	$12.75	$14.19
September 29, 2006	$20.83	$11.45	$19.73
December 29, 2006	$25.97	$18.45	$24.67
March 30, 2007	$25.01	$18.69	$19.19
June 29, 2007	$29.25	$18.85	$27.54
September 30, 2007	$37.20	$27.00	$36.24
December 31, 2007	$39.67	$29.11	$34.02
March 31, 2008	$34.14	$17.31	$19.79
June 30, 2008	$25.35	$17.61	$18.72
August 8, 2008*	$18.78	$10.55	$11.00

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NVDA

Initial price: $11.00

Protection level: 70.00%

Protection price: $7.70

Physical delivery amount: 90($1,000/Initial price)

Fractional shares: 0.909091

Coupon: 18.00% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.00

FWP-74

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	9.00%	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

FWP-75

Occidental Petroleum Corporation

Accordingly to publicly available information, Occidental Petroleum Corporation (the “Company”) consists of two industry segments. The oil and gas segment explores for, develops, produces and markets crude oil, natural gas liquids and natural gas. The Company’s domestic oil and gas operations are located at the Permian Basin in west Texas and New Mexico, Elk Hills and other locations in California, the Hugoton field in Kansas and Oklahoma, Utah and western Colorado. International operations are located in Argentina, Bolivia, Colombia, Libya, Oman, Qatar, the United Arab Emirates (UAE) and Yemen.

The Company’s chemical segment manufactures and markets basic chemicals, vinyls and performance chemicals. The Company owns and operates chemical manufacturing plants at 23 domestic sites in Alabama, Georgia, Illinois, Kansas, Kentucky, Louisiana, New Jersey, New York, Ohio, Pennsylvania and Texas and at 3 international sites in Brazil, Canada and Chile.

The linked share’s SEC file number is 1-9210.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$15.23	$11.49	$14.19
December 31, 2002	$15.37	$13.24	$14.23
March 31, 2003	$15.37	$13.59	$14.98
June 30, 2003	$17.20	$14.83	$16.78
September 30, 2003	$17.92	$15.33	$17.62
December 31, 2003	$21.49	$17.48	$21.12
March 31, 2004	$23.38	$20.98	$23.03
June 30, 2004	$24.86	$21.80	$24.21
September 30, 2004	$28.23	$23.89	$27.97
December 31, 2004	$30.38	$26.98	$29.18
March 31, 2005	$37.38	$27.53	$35.59
June 30, 2005	$40.50	$32.03	$38.47
September 30, 2005	$44.90	$38.74	$42.72
December 30, 2005	$43.43	$34.40	$39.94
March 31, 2006	$49.00	$40.95	$46.33
June 30, 2006	$54.26	$44.78	$51.28
September 29, 2006	$55.45	$44.01	$48.11
December 29, 2006	$52.40	$43.76	$48.83
March 30, 2007	$50.46	$42.06	$49.31
June 29, 2007	$59.73	$49.10	$57.88
September 30, 2007	$65.86	$50.66	$64.08
December 31, 2007	$79.25	$63.29	$76.99
March 31, 2008	$80.83	$60.70	$73.17
June 30, 2008	$100.03	$72.23	$89.86
August 8, 2008*	$92.46	$70.23	$76.09

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: OXY

Initial price: $76.09

Protection level: 75.00%

Protection price: $57.07

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.142331

Coupon: 13.00% per annum

Maturity: February 27, 2009

Dividend yield: 1.41% per annum

Coupon amount monthly: $10.83

FWP-76

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.71%
+ 90%	6.50%		90.71%
+ 80%	6.50%		80.71%
+ 70%	6.50%		70.71%
+ 60%	6.50%		60.71%
+ 50%	6.50%		50.71%
+ 40%	6.50%		40.71%
+ 30%	6.50%		30.71%
+ 20%	6.50%		20.71%
+ 10%	6.50%		10.71%
+ 5%	6.50%		5.71%

0%	6.50%		0.71%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.29%
- 10%	6.50%	-3.50%	-9.29%
- 20%	6.50%	-13.50%	-19.29%
- 30%	N/A	-23.50%	-29.29%
- 40%	N/A	-33.50%	-39.29%
- 50%	N/A	-43.50%	-49.29%
- 60%	N/A	-53.50%	-59.29%
- 70%	N/A	-63.50%	-69.29%
- 80%	N/A	-73.50%	-79.29%
- 90%	N/A	-83.50%	-89.29%
- 100%	N/A	-93.50%	-99.29%

FWP-77

Southern Copper Corporation

According to publicly available information, Southern Copper Corporation (the “Company”) is an integrated producer of copper, molybdenum, zinc and silver. All of its mining, smelting and refining facilities are located in Peru and in Mexico and the Company conducts exploration activities in those countries and Chile. The Company was incorporated in Delaware in 1952 and has conducted copper mining operations since 1960. Since 1996, its common stock has been listed on both the New York Stock Exchange and the Lima Stock Exchange.

The linked share’s SEC file number is 001-14066.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$2.54	$2.13	$2.29
December 31, 2002	$2.47	$2.17	$2.40
March 31, 2003	$2.77	$2.42	$2.43
June 30, 2003	$2.85	$2.39	$2.55
September 30, 2003	$3.98	$2.57	$3.69
December 31, 2003	$8.27	$3.63	$7.86
March 31, 2004	$8.61	$5.91	$6.74
June 30, 2004	$7.02	$4.35	$6.89
September 30, 2004	$8.75	$5.99	$8.61
December 31, 2004	$9.30	$6.93	$7.87
March 31, 2005	$11.08	$7.08	$9.24
June 30, 2005	$10.08	$6.90	$7.14
September 30, 2005	$9.45	$7.01	$9.33
December 30, 2005	$11.85	$8.27	$11.16
March 31, 2006	$15.27	$11.05	$14.08
June 30, 2006	$18.32	$11.61	$14.86
September 29, 2006	$16.56	$13.83	$15.42
December 29, 2006	$19.46	$14.36	$17.96
March 30, 2007	$25.50	$16.42	$23.89
June 29, 2007	$32.21	$23.92	$31.42
September 30, 2007	$42.24	$25.08	$41.28
December 31, 2007	$47.75	$32.33	$35.04
March 31, 2008	$39.90	$24.50	$34.61
June 30, 2008	$41.92	$33.37	$35.54
August 8, 2008*	$36.18	$23.35	$23.64

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PCU

Initial price: $23.64

Protection level: 70.00%

Protection price: $16.55

Physical delivery amount: 42($1,000/Initial price)

Fractional shares: 0.301184

Coupon: 20.00% per annum

Maturity: February 27, 2009

Dividend yield: 7.48% per annum

Coupon amount monthly: $16.67

FWP-78

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		103.74%
+ 90%	10.00%		93.74%
+ 80%	10.00%		83.74%
+ 70%	10.00%		73.74%
+ 60%	10.00%		63.74%
+ 50%	10.00%		53.74%
+ 40%	10.00%		43.74%
+ 30%	10.00%		33.74%
+ 20%	10.00%		23.74%
+ 10%	10.00%		13.74%
+ 5%	10.00%		8.74%

0%	10.00%		3.74%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-1.26%
- 10%	10.00%	0.00%	-6.26%
- 20%	10.00%	-10.00%	-16.26%
- 30%	10.00%	-20.00%	-26.26%
- 40%	N/A	-30.00%	-36.26%
- 50%	N/A	-40.00%	-46.26%
- 60%	N/A	-50.00%	-56.26%
- 70%	N/A	-60.00%	-66.26%
- 80%	N/A	-70.00%	-76.26%
- 90%	N/A	-80.00%	-86.26%
- 100%	N/A	-90.00%	-96.26%

FWP-79

Potash Corporation of Saskatchewan Inc.

According to publicly available information, Potash Corporation of Saskatchewan Inc. (the “Company”) is an integrated fertilizer and related industrial and feed products company. The Company is the largest producer of potash worldwide by capacity. Its potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, the Company own and operate five in Saskatchewan and the one in New Brunswick. The Company produces potash using both conventional and solution mining methods. In conventional operations, shafts are sunk to the ore body and mining machines cut out the ore, which is lifted to the surface for processing. In solution mining, the potash is dissolved in warm brine and pumped to the surface for processing. Approximately 11 grades of potash are produced to suit different preferences of the various markets.

The Company is a corporation organized under the laws of Canada.

The linked share’s SEC file number is 001-10351.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$11.08	$8.28	$10.37
December 31, 2002	$11.53	$10.05	$10.60
March 31, 2003	$11.06	$9.16	$10.30
June 30, 2003	$10.91	$9.94	$10.67
September 30, 2003	$12.26	$10.28	$11.76
December 31, 2003	$14.54	$11.75	$14.41
March 31, 2004	$14.92	$12.72	$13.86
June 30, 2004	$16.17	$13.15	$16.15
September 30, 2004	$21.42	$15.26	$21.39
December 31, 2004	$28.00	$20.22	$27.69
March 31, 2005	$30.67	$24.31	$29.17
June 30, 2005	$35.56	$26.50	$31.86
September 30, 2005	$38.38	$30.95	$31.11
December 30, 2005	$31.11	$24.26	$26.74
March 31, 2006	$33.03	$26.21	$29.36
June 30, 2006	$35.46	$26.29	$28.66
September 29, 2006	$35.49	$27.34	$34.73
December 29, 2006	$49.06	$33.83	$47.83
March 30, 2007	$56.35	$44.05	$53.31
June 29, 2007	$80.85	$52.82	$77.97
September 30, 2007	$109.38	$71.50	$105.70
December 31, 2007	$151.80	$97.62	$143.96
March 31, 2008	$166.40	$105.52	$155.21
June 30, 2008	$241.62	$150.46	$228.57
August 8, 2008*	$229.95	$168.00	$171.51

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: POT

Initial price: $171.51

Protection level: 60.00%

Protection price: $102.91

Physical delivery amount: 5($1,000/Initial price)

Fractional shares: 0.830564

Coupon: 13.50% per annum

Maturity: February 27, 2009

Dividend yield: 0.25% per annum

Coupon amount monthly: $11.25

FWP-80

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.13%
+ 90%	6.75%		90.13%
+ 80%	6.75%		80.13%
+ 70%	6.75%		70.13%
+ 60%	6.75%		60.13%
+ 50%	6.75%		50.13%
+ 40%	6.75%		40.13%
+ 30%	6.75%		30.13%
+ 20%	6.75%		20.13%
+ 10%	6.75%		10.13%
+ 5%	6.75%		5.13%

0%	6.75%		0.13%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-4.87%
- 10%	6.75%	-3.25%	-9.87%
- 20%	6.75%	-13.25%	-19.87%
- 30%	6.75%	-23.25%	-29.87%
- 40%	6.75%	-33.25%	-39.87%
- 50%	N/A	-43.25%	-49.87%
- 60%	N/A	-53.25%	-59.87%
- 70%	N/A	-63.25%	-69.87%
- 80%	N/A	-73.25%	-79.87%
- 90%	N/A	-83.25%	-89.87%
- 100%	N/A	-93.25%	-99.87%

FWP-81

QUALCOMM Incorporated

According to publicly available information, QUALCOMM Incorporated (the “Company”) publicly introduced in 1989 the concept that a digital communication technique called CDMA could be commercially successful in wireless communication applications. CDMA stands for Code Division Multiple Access and is one of the main technologies currently used in digital wireless communications networks. CDMA and the other main digital wireless communications technologies, TDMA (which stands for Time Division Multiple Access) and GSM (which is a form of TDMA and stands for Global System for Mobile Communications) are the digital technologies used to transmit a wireless phone user’s voice or data over radio waves using the wireless phone operator’s network. The Company generates revenues by licensing portions of its intellectual property to other manufacturers of wireless products (such as wireless phones and the hardware required to establish and operate a wireless network).

The Company was incorporated in 1985 under the laws of the state of California. In 1991, it reincorporated in the state of Delaware.

The linked share’s SEC file number is 0-19528.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$15.70	$11.61	$13.81
December 31, 2002	$21.45	$13.67	$18.20
March 31, 2003	$19.96	$16.32	$18.03
June 30, 2003	$19.09	$14.79	$17.88
September 30, 2003	$23.02	$17.17	$20.82
December 31, 2003	$27.43	$20.50	$26.97
March 31, 2004	$33.49	$26.67	$33.21
June 30, 2004	$36.67	$30.90	$36.49
September 30, 2004	$41.00	$33.66	$39.04
December 31, 2004	$44.99	$37.78	$42.40
March 31, 2005	$43.71	$33.99	$36.65
June 30, 2005	$38.46	$32.08	$33.01
September 30, 2005	$45.05	$32.98	$44.75
December 30, 2005	$46.59	$39.02	$43.08
March 31, 2006	$51.75	$42.91	$50.61
June 30, 2006	$53.01	$38.54	$40.07
September 29, 2006	$39.72	$32.76	$36.35
December 29, 2006	$40.99	$34.10	$37.79
March 30, 2007	$44.12	$36.80	$42.66
June 29, 2007	$47.72	$40.98	$43.39
September 30, 2007	$45.57	$35.23	$42.26
December 31, 2007	$43.40	$36.60	$39.35
March 31, 2008	$44.85	$35.17	$41.00
June 30, 2008	$50.82	$40.65	$44.37
August 8, 2008*	$56.00	$42.69	$55.86

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: QCOM

Initial price: $55.86

Protection level: 80.00%

Protection price: $44.69

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.901898

Coupon: 9.25% per annum

Maturity: February 27, 2009

Dividend yield: 1.07% per annum

Coupon amount monthly: $7.71

FWP-82

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.54%
+ 90%	4.625%		90.54%
+ 80%	4.625%		80.54%
+ 70%	4.625%		70.54%
+ 60%	4.625%		60.54%
+ 50%	4.625%		50.54%
+ 40%	4.625%		40.54%
+ 30%	4.625%		30.54%
+ 20%	4.625%		20.54%
+ 10%	4.625%		10.54%
+ 5%	4.625%		5.54%

0%	4.625%		0.54%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-4.46%
- 10%	4.625%	-5.375%	-9.46%
- 20%	4.625%	-15.375%	-19.46%
- 30%	N/A	-25.375%	-29.46%
- 40%	N/A	-35.375%	-39.46%
- 50%	N/A	-45.375%	-49.46%
- 60%	N/A	-55.375%	-59.46%
- 70%	N/A	-65.375%	-69.46%
- 80%	N/A	-75.375%	-79.46%
- 90%	N/A	-85.375%	-89.46%
- 100%	N/A	-95.375%	-99.46%

FWP-83

Reliant Energy, Inc.

According to publicly available information, Reliant Energy, Inc. (the “Company”) provide electricity and energy services to retail and wholesale customers through two business segments: retail energy and wholesale energy. The Retail Energy segment provides electricity and energy services to more than 1.8 million retail electricity customers in Texas, including residential and small business customers and commercial, industrial and governmental/institutional customers. The Wholesale Energy segment provides electricity and energy services in the competitive wholesale energy markets in the United States through the Company’s ownership and operation of or contracting for power generation capacity. As of December 31, 2007, the Company had approximately 16,000 MW of power generation capacity.

The linked share’s SEC file number is 001-16455.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$8.95	$1.66	$1.75
December 31, 2002	$3.23	$0.99	$3.20
March 31, 2003	$5.65	$2.25	$3.56
June 30, 2003	$7.05	$3.82	$6.13
September 30, 2003	$6.38	$3.76	$5.12
December 31, 2003	$7.54	$4.63	$7.36
March 31, 2004	$8.41	$6.61	$8.21
June 30, 2004	$10.97	$7.91	$10.83
September 30, 2004	$11.60	$8.81	$9.33
December 31, 2004	$13.92	$9.40	$13.65
March 31, 2005	$13.74	$10.97	$11.38
June 30, 2005	$13.00	$9.70	$12.38
September 30, 2005	$15.52	$12.21	$15.44
December 30, 2005	$15.64	$8.90	$10.32
March 31, 2006	$10.74	$9.57	$10.58
June 30, 2006	$12.55	$10.51	$11.98
September 29, 2006	$13.58	$11.64	$12.31
December 29, 2006	$14.39	$12.02	$14.21
March 30, 2007	$21.69	$13.52	$20.32
June 29, 2007	$27.79	$20.37	$26.95
September 30, 2007	$30.69	$22.72	$25.60
December 31, 2007	$28.74	$24.11	$26.24
March 31, 2008	$26.73	$18.56	$23.65
June 30, 2008	$28.05	$20.47	$21.27
August 8, 2008*	$22.50	$14.32	$17.10

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RRI

Initial price: $17.10

Protection level: 75.00%

Protection price: $12.83

Physical delivery amount: 58($1,000/Initial price)

Fractional shares: 0.479532

Coupon: 14.90% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.42

FWP-84

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.45%		100.00%
+ 90%	7.45%		90.00%
+ 80%	7.45%		80.00%
+ 70%	7.45%		70.00%
+ 60%	7.45%		60.00%
+ 50%	7.45%		50.00%
+ 40%	7.45%		40.00%
+ 30%	7.45%		30.00%
+ 20%	7.45%		20.00%
+ 10%	7.45%		10.00%
+ 5%	7.45%		5.00%

0%	7.45%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.45%	2.45%	-5.00%
- 10%	7.45%	-2.55%	-10.00%
- 20%	7.45%	-12.55%	-20.00%
- 30%	N/A	-22.55%	-30.00%
- 40%	N/A	-32.55%	-40.00%
- 50%	N/A	-42.55%	-50.00%
- 60%	N/A	-52.55%	-60.00%
- 70%	N/A	-62.55%	-70.00%
- 80%	N/A	-72.55%	-80.00%
- 90%	N/A	-82.55%	-90.00%
- 100%	N/A	-92.55%	-100.00%

FWP-85

Starbucks Corporation

According to publicly available information, Starbucks Corporation (“the Company”) was formed in 1985. The Company purchases and roasts high-quality whole bean coffees and sells them, along with rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. The Company also sells coffee and tea products and licenses its trademark through other channels and, through certain of its equity investees, the Company produces and sells ready-to-drink beverages which include, among others, bottled Frappuccino® coffee drinks and Starbucks DoubleShot® espresso drinks, and a line of superpremium ice creams.

The linked share’s SEC file number is 000-20322.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$12.48	$9.22	$10.32
December 31, 2002	$12.08	$10.09	$10.19
March 31, 2003	$13.26	$9.81	$12.88
June 30, 2003	$13.44	$11.40	$12.26
September 30, 2003	$15.48	$12.39	$14.40
December 31, 2003	$16.72	$14.40	$16.53
March 31, 2004	$19.84	$16.45	$18.88
June 30, 2004	$22.20	$18.37	$21.74
September 30, 2004	$24.20	$21.03	$22.73
December 31, 2004	$32.13	$22.65	$31.18
March 31, 2005	$31.67	$24.57	$25.83
June 30, 2005	$28.45	$22.30	$25.83
September 30, 2005	$27.19	$23.01	$25.05
December 30, 2005	$32.46	$24.87	$30.01
March 31, 2006	$38.11	$29.90	$37.64
June 30, 2006	$39.76	$34.60	$37.76
September 29, 2006	$38.33	$28.72	$34.05
December 29, 2006	$40.00	$33.61	$35.42
March 30, 2007	$36.61	$28.87	$31.36
June 29, 2007	$32.19	$25.22	$26.24
September 30, 2007	$28.60	$25.67	$26.20
December 31, 2007	$26.92	$19.89	$20.47
March 31, 2008	$21.01	$16.77	$17.50
June 30, 2008	$18.89	$15.39	$15.74
August 8, 2008*	$16.04	$13.33	$15.12

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SBUX

Initial price: $15.12

Protection level: 75.00%

Protection price: $11.34

Physical delivery amount: 66($1,000/Initial price)

Fractional shares: 0.137566

Coupon: 11.50% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.58

FWP-86

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.00%
+ 90%	5.75%		90.00%
+ 80%	5.75%		80.00%
+ 70%	5.75%		70.00%
+ 60%	5.75%		60.00%
+ 50%	5.75%		50.00%
+ 40%	5.75%		40.00%
+ 30%	5.75%		30.00%
+ 20%	5.75%		20.00%
+ 10%	5.75%		10.00%
+ 5%	5.75%		5.00%

0%	5.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-5.00%
- 10%	5.75%	-4.25%	-10.00%
- 20%	5.75%	-14.25%	-20.00%
- 30%	N/A	-24.25%	-30.00%
- 40%	N/A	-34.25%	-40.00%
- 50%	N/A	-44.25%	-50.00%
- 60%	N/A	-54.25%	-60.00%
- 70%	N/A	-64.25%	-70.00%
- 80%	N/A	-74.25%	-80.00%
- 90%	N/A	-84.25%	-90.00%
- 100%	N/A	-94.25%	-100.00%

FWP-87

Sears Holdings Corporation

According to publicly available information, Sears Holdings Corporation (the “Company”) is the parent company of Kmart Holding Corporation (“Kmart”) and Sears, Roebuck and Co. (“Sears”). Holdings was formed as a Delaware corporation in 2004 in connection with the merger of Kmart and Sears. The merger completed on March 24, 2005, combined two of America’s oldest existing retail entities, both with origins dating to the late 1800s. The company is a broadline retailer with approximately 2,317 full-line and 1,150 specialty retail stores in the United States operating through Kmart and Sears and approximately 380 full-line and specialty retail stores in Canada operating through Sears Canada Inc., a 70%-owned subsidiary.

The linked share’s SEC file number is 000-51217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	$27.05	$17.22	$27.05
September 30, 2003	$32.27	$21.86	$25.02
December 31, 2003	$34.55	$23.00	$23.95
March 31, 2004	$42.58	$22.41	$41.48
June 30, 2004	$73.90	$40.66	$71.80
September 30, 2004	$90.20	$61.77	$87.47
December 31, 2004	$119.67	$84.91	$98.95
March 31, 2005	$138.00	$84.51	$133.17
June 30, 2005	$158.90	$128.75	$149.87
September 30, 2005	$163.50	$114.05	$124.42
December 30, 2005	$127.73	$111.64	$115.53
March 31, 2006	$139.49	$115.20	$132.24
June 30, 2006	$167.95	$130.38	$154.84
September 29, 2006	$164.85	$134.57	$158.09
December 29, 2006	$182.37	$156.30	$167.93
March 30, 2007	$189.97	$164.35	$180.16
June 29, 2007	$195.18	$166.82	$169.50
September 30, 2007	$174.50	$123.45	$127.20
December 31, 2007	$152.91	$98.25	$102.05
March 31, 2008	$114.00	$84.75	$102.09
June 30, 2008	$111.55	$72.56	$73.66
August 8, 2008*	$92.82	$67.36	$89.90

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SHLD

Initial price: $89.90

Protection level: 70.00%

Protection price: $62.93

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.123471

Coupon: 15.00% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.50

FWP-88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.00%
+ 90%	7.50%		90.00%
+ 80%	7.50%		80.00%
+ 70%	7.50%		70.00%
+ 60%	7.50%		60.00%
+ 50%	7.50%		50.00%
+ 40%	7.50%		40.00%
+ 30%	7.50%		30.00%
+ 20%	7.50%		20.00%
+ 10%	7.50%		10.00%
+ 5%	7.50%		5.00%

0%	7.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-5.00%
- 10%	7.50%	-2.50%	-10.00%
- 20%	7.50%	-12.50%	-20.00%
- 30%	7.50%	-22.50%	-30.00%
- 40%	N/A	-32.50%	-40.00%
- 50%	N/A	-42.50%	-50.00%
- 60%	N/A	-52.50%	-60.00%
- 70%	N/A	-62.50%	-70.00%
- 80%	N/A	-72.50%	-80.00%
- 90%	N/A	-82.50%	-90.00%
- 100%	N/A	-92.50%	-100.00%

FWP-89

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2007, the Company employed approximately 80,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments – Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$23.70	$17.93	$19.23
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 30, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
June 30, 2008	$110.11	$85.75	$107.43
August 8, 2008*	$111.91	$91.05	$92.28

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $92.28

Protection level: 75.00%

Protection price: $69.21

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.836584

Coupon: 12.75% per annum

Maturity: February 27, 2009

Dividend yield: 0.83% per annum

Coupon amount monthly: $10.63

FWP-90

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		100.42%
+ 90%	6.375%		90.42%
+ 80%	6.375%		80.42%
+ 70%	6.375%		70.42%
+ 60%	6.375%		60.42%
+ 50%	6.375%		50.42%
+ 40%	6.375%		40.42%
+ 30%	6.375%		30.42%
+ 20%	6.375%		20.42%
+ 10%	6.375%		10.42%
+ 5%	6.375%		5.42%

0%	6.375%		0.42%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-4.58%
- 10%	6.375%	-3.625%	-9.58%
- 20%	6.375%	-13.625%	-19.58%
- 30%	N/A	-23.625%	-29.58%
- 40%	N/A	-33.625%	-39.58%
- 50%	N/A	-43.625%	-49.58%
- 60%	N/A	-53.625%	-59.58%
- 70%	N/A	-63.625%	-69.58%
- 80%	N/A	-73.625%	-79.58%
- 90%	N/A	-83.625%	-89.58%
- 100%	N/A	-93.625%	-99.58%

FWP-91

Superior Energy Services, Inc.

According to publicly available information, Superior Energy Services, Inc. (the “Company”) is a provider of specialized oilfield services and equipment. The Company focuses on serving the drilling-related needs of oil and gas companies primarily through its rental tools segment, and the production-related needs of oil and gas companies through its well intervention, rental tools and marine segments. The Company also owns and operates mature oil and gas properties in the Gulf of Mexico.

The Company provides well intervention services that stimulate oil and gas production. The Company’s well intervention services include coiled tubing, electric line, pumping and stimulation, gas lift, well control, snubbing, recompletion, engineering and well evaluation, offshore oil and gas cleaning, decommissioning, plug and abandonment and mechanical wireline.

The linked share’s SEC file number is 333-22603.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$10.10	$5.95	$6.50
December 31, 2002	$9.03	$5.97	$8.20
March 31, 2003	$9.71	$6.82	$8.55
June 30, 2003	$11.65	$8.30	$9.48
September 30, 2003	$10.97	$8.40	$9.80
December 31, 2003	$10.25	$8.27	$9.40
March 31, 2004	$10.95	$8.98	$10.08
June 30, 2004	$11.30	$8.65	$10.05
September 30, 2004	$12.93	$9.98	$12.92
December 31, 2004	$15.73	$11.95	$15.41
March 31, 2005	$19.75	$14.81	$17.20
June 30, 2005	$18.46	$13.71	$17.80
September 30, 2005	$24.10	$17.64	$23.09
December 30, 2005	$23.97	$17.33	$21.05
March 31, 2006	$27.61	$21.30	$26.79
June 30, 2006	$35.87	$26.21	$33.90
September 29, 2006	$35.70	$21.44	$26.26
December 29, 2006	$36.48	$24.04	$32.68
March 30, 2007	$35.65	$28.21	$34.47
June 29, 2007	$41.78	$34.36	$39.92
September 30, 2007	$41.90	$34.57	$35.44
December 31, 2007	$37.95	$31.59	$34.42
March 31, 2008	$45.87	$33.81	$39.62
June 30, 2008	$57.75	$38.70	$55.14
August 8, 2008*	$55.08	$45.19	$46.08

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPN

Initial price: $46.08

Protection level: 75.00%

Protection price: $34.56

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.701389

Coupon: 13.50% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.25

FWP-92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.00%
+ 90%	6.75%		90.00%
+ 80%	6.75%		80.00%
+ 70%	6.75%		70.00%
+ 60%	6.75%		60.00%
+ 50%	6.75%		50.00%
+ 40%	6.75%		40.00%
+ 30%	6.75%		30.00%
+ 20%	6.75%		20.00%
+ 10%	6.75%		10.00%
+ 5%	6.75%		5.00%

0%	6.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-5.00%
- 10%	6.75%	-3.25%	-10.00%
- 20%	6.75%	-13.25%	-20.00%
- 30%	N/A	-23.25%	-30.00%
- 40%	N/A	-33.25%	-40.00%
- 50%	N/A	-43.25%	-50.00%
- 60%	N/A	-53.25%	-60.00%
- 70%	N/A	-63.25%	-70.00%
- 80%	N/A	-73.25%	-80.00%
- 90%	N/A	-83.25%	-90.00%
- 100%	N/A	-93.25%	-100.00%

FWP-93

SunPower Corporation

According to publicly available information, SunPower Corporation (the “Company”) is a vertically integrated solar products and services company that designs, develops, manufactures and markets high-performance solar electric power technologies. The Company’s solar cells and solar panels are manufactured using proprietary processes and technologies based on more than 15 years of research and development. The Company’s solar power products are sold through its components business segment.

In January 2007, the Company acquired PowerLight Corporation, or PowerLight, now known as SunPower Corporation, Systems, or SP Systems, which developed, engineered, manufactured and delivered large-scale solar power systems.

The linked share’s SEC file number is 000-51593.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	N.A.	N.A.	N.A.
March 31, 2005	N.A.	N.A.	N.A.
June 30, 2005	N.A.	N.A.	N.A.
September 30, 2005	N.A.	N.A.	N.A.
December 30, 2005	$34.75	$24.30	$33.99
March 31, 2006	$45.09	$29.08	$38.16
June 30, 2006	$42.00	$24.60	$28.02
September 29, 2006	$34.25	$23.76	$27.74
December 29, 2006	$40.00	$26.36	$37.17
March 30, 2007	$48.11	$35.40	$45.50
June 29, 2007	$65.50	$45.87	$63.05
September 30, 2007	$86.92	$59.64	$82.82
December 31, 2007	$164.47	$82.00	$130.39
March 31, 2008	$134.28	$53.22	$74.51
June 30, 2008	$100.00	$70.80	$71.98
August 8, 2008*	$81.58	$59.75	$73.29

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPWR

Initial price: $73.29

Protection level: 60.00%

Protection price: $43.97

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.644426

Coupon: 20.00% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

FWP-94

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	10.00%	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

FWP-95

Suntech Power Holdings Co., Ltd.

According to publicly available information, Suntech Power Holdings Co., Ltd. (the “Company”) is one of the leading solar energy companies in the world as measured by production output in 2006. Since the Company commenced business commenced business in May 2002, it has grown rapidly to become the world’s fourth largest manufacturer of photovoltaic, or PV, cells in 2006, based on production output, according to the March 2007 issue of Photon International, a magazine covering the international PV industry. The Company sells its products in various key solar energy markets worldwide including Germany, Spain, the United States, China, Japan, Italy and South Korea.

The linked share’s SEC file number is: 001-32689.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	N.A.	N.A.	N.A.
March 31, 2005	N.A.	N.A.	N.A.
June 30, 2005	N.A.	N.A.	N.A.
September 30, 2005	N.A.	N.A.	N.A.
December 30, 2005	$28.20	$19.03	$27.25
March 31, 2006	$45.86	$25.50	$36.99
June 30, 2006	$41.48	$21.50	$28.25
September 29, 2006	$32.70	$21.60	$25.83
December 29, 2006	$34.94	$23.15	$34.01
March 30, 2007	$40.40	$31.62	$34.61
June 29, 2007	$39.58	$31.41	$36.47
September 30, 2007	$44.94	$31.81	$39.90
December 31, 2007	$88.62	$37.52	$82.32
March 31, 2008	$90.00	$28.21	$40.56
June 30, 2008	$51.62	$35.80	$37.46
August 8, 2008*	$38.03	$31.57	$33.01

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STP

Initial price: $33.01

Protection level: 60.00%

Protection price: $19.81

Physical delivery amount: 30($1,000/Initial price)

Fractional shares: 0.293850

Coupon: 20.00% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

FWP-96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	10.00%	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

FWP-97

Sunoco, Inc.

According to publicly available information, Sunoco, Inc. (the “Company”) through its subsidiaries is principally a petroleum refiner and marketer and chemicals manufacturer with interests in logistics and cokemaking. The Company’s petroleum refining and marketing operations include the manufacturing and marketing of a full range of petroleum products, including fuels, lubricants and some petrochemicals. The Company’s chemical operations comprise the manufacturing, distribution and marketing of commodity and intermediate petrochemicals. The petroleum refining and marketing, chemicals and logistics operations are conducted principally in the eastern half of the United States. The Company’s cokemaking operations currently are conducted in Virginia, Indiana and Ohio.

The Company’s operations are organized into five business segments (Refining and Supply, Retail Marketing, Chemicals, Logistics and Coke) plus a holding company and a professional services group. The Company is a holding company and is a non-operating parent company which includes certain corporate officers. The professional services group consists of a number of staff functions, including: finance; legal and risk management; materials management; human resources; information systems; health, environment and safety; engineering services; facilities management; transaction processing; and government and public affairs.

The linked share’s SEC file number is: 1-6841.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$18.79	$14.83	$15.08
December 31, 2002	$16.79	$13.52	$16.59
March 31, 2003	$19.01	$14.84	$18.29
June 30, 2003	$19.50	$17.70	$18.87
September 30, 2003	$20.71	$17.97	$20.11
December 31, 2003	$26.30	$20.05	$25.58
March 31, 2004	$32.18	$25.26	$31.19
June 30, 2004	$32.85	$29.13	$31.81
September 30, 2004	$37.19	$29.38	$36.99
December 31, 2004	$42.26	$35.26	$40.86
March 31, 2005	$53.88	$38.10	$51.76
June 30, 2005	$58.59	$46.08	$56.84
September 30, 2005	$81.42	$57.07	$78.20
December 30, 2005	$85.28	$65.09	$78.38
March 31, 2006	$97.22	$71.05	$77.57
June 30, 2006	$88.07	$60.35	$69.29
September 29, 2006	$80.42	$57.62	$62.19
December 29, 2006	$69.42	$57.50	$62.36
March 30, 2007	$71.88	$56.68	$70.44
June 29, 2007	$86.40	$70.03	$79.68
September 30, 2007	$85.00	$60.69	$70.78
December 31, 2007	$78.80	$62.27	$72.44
March 31, 2008	$73.54	$47.93	$52.47
June 30, 2008	$56.88	$36.71	$40.69
August 8, 2008*	$46.13	$31.68	$45.36

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SUN

Initial price: $45.36

Protection level: 70.00%

Protection price: $31.75

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.045855

Coupon: 15.80% per annum

Maturity: February 27, 2009

Dividend yield: 2.52% per annum

Coupon amount monthly: $13.17

FWP-98

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.90%		101.26%
+ 90%	7.90%		91.26%
+ 80%	7.90%		81.26%
+ 70%	7.90%		71.26%
+ 60%	7.90%		61.26%
+ 50%	7.90%		51.26%
+ 40%	7.90%		41.26%
+ 30%	7.90%		31.26%
+ 20%	7.90%		21.26%
+ 10%	7.90%		11.26%
+ 5%	7.90%		6.26%

0%	7.90%		1.26%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.90%	2.90%	-3.74%
- 10%	7.90%	-2.10%	-8.74%
- 20%	7.90%	-12.10%	-18.74%
- 30%	7.90%	-22.10%	-28.74%
- 40%	N/A	-32.10%	-38.74%
- 50%	N/A	-42.10%	-48.74%
- 60%	N/A	-52.10%	-58.74%
- 70%	N/A	-62.10%	-68.74%
- 80%	N/A	-72.10%	-78.74%
- 90%	N/A	-82.10%	-88.74%
- 100%	N/A	-92.10%	-98.74%

FWP-99

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O’Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®. The Company also offers a branded proprietary credit card and debit card products (REDcards).

The linked share’s SEC file number is 001-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$39.49	$28.10	$29.52
December 31, 2002	$37.10	$24.90	$30.00
March 31, 2003	$31.59	$25.60	$29.26
June 30, 2003	$38.53	$28.50	$37.84
September 30, 2003	$41.79	$36.75	$37.63
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
September 30, 2007	$70.75	$56.06	$63.57
December 31, 2007	$68.50	$48.85	$50.00
March 31, 2008	$57.32	$47.25	$50.68
June 30, 2008	$55.71	$46.34	$46.49
August 8, 2008*	$49.25	$42.34	$48.74

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $48.74

Protection level: 70.00%

Protection price: $34.12

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.517029

Coupon: 11.00% per annum

Maturity: February 27, 2009

Dividend yield: 1.12% per annum

Coupon amount monthly: $9.17

FWP-100

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.56%
+ 90%	5.50%		90.56%
+ 80%	5.50%		80.56%
+ 70%	5.50%		70.56%
+ 60%	5.50%		60.56%
+ 50%	5.50%		50.56%
+ 40%	5.50%		40.56%
+ 30%	5.50%		30.56%
+ 20%	5.50%		20.56%
+ 10%	5.50%		10.56%
+ 5%	5.50%		5.56%

0%	5.50%		0.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.44%
- 10%	5.50%	-4.50%	-9.44%
- 20%	5.50%	-14.50%	-19.44%
- 30%	5.50%	-24.50%	-29.44%
- 40%	N/A	-34.50%	-39.44%
- 50%	N/A	-44.50%	-49.44%
- 60%	N/A	-54.50%	-59.44%
- 70%	N/A	-64.50%	-69.44%
- 80%	N/A	-74.50%	-79.44%
- 90%	N/A	-84.50%	-89.44%
- 100%	N/A	-94.50%	-99.44%

FWP-101

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 001-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$1.01	$0.41	$0.42
December 31, 2002	$0.57	$0.23	$0.48
March 31, 2003	$0.61	$0.39	$0.53
June 30, 2003	$0.88	$0.52	$0.80
September 30, 2003	$0.96	$0.73	$0.84
December 31, 2003	$1.51	$0.84	$1.31
March 31, 2004	$2.59	$1.06	$2.49
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 30, 2007	$35.32	$25.75	$33.56
December 31, 2007	$36.50	$25.27	$26.45
March 31, 2008	$26.78	$13.29	$15.05
June 30, 2008	$19.65	$13.33	$13.99
August 8, 2008*	$13.90	$9.80	$11.02

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $11.02

Protection level: 65.00%

Protection price: $7.16

Physical delivery amount: 90($1,000/Initial price)

Fractional shares: 0.744102

Coupon: 18.00% per annum

Maturity: February 27, 2009

Dividend yield: 2.12% per annum

Coupon amount monthly: $15.00

FWP-102

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.06%
+ 90%	9.00%		91.06%
+ 80%	9.00%		81.06%
+ 70%	9.00%		71.06%
+ 60%	9.00%		61.06%
+ 50%	9.00%		51.06%
+ 40%	9.00%		41.06%
+ 30%	9.00%		31.06%
+ 20%	9.00%		21.06%
+ 10%	9.00%		11.06%
+ 5%	9.00%		6.06%

0%	9.00%		1.06%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.94%
- 10%	9.00%	-1.00%	-8.94%
- 20%	9.00%	-11.00%	-18.94%
- 30%	9.00%	-21.00%	-28.94%
- 40%	N/A	-31.00%	-38.94%
- 50%	N/A	-41.00%	-48.94%
- 60%	N/A	-51.00%	-58.94%
- 70%	N/A	-61.00%	-68.94%
- 80%	N/A	-71.00%	-78.94%
- 90%	N/A	-81.00%	-88.94%
- 100%	N/A	-91.00%	-98.94%

FWP-103

Terra Industries Inc.

According to publicly available information, Terra Industries Inc. (the “Company”) is a North American producer and marketer of nitrogen products, serving agricultural and industrial markets.

The Company produces anhydrous ammonia (or ammonia), the basic building block of nitrogen fertilizers. The Company converts a significant portion of the ammonia they produce into urea ammonium nitrate solutions (UAN), ammonium nitrate (AN) and urea. Each of these products is easier for distributors and farmers to transport, store and apply to crops than ammonia. The Company also converts ammonia to nitric acid and dinitrogen tetroxide for use in industrial applications.

The linked share’s SEC file number is 001-08520.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$2.22	$1.45	$1.85
December 31, 2002	$2.05	$1.53	$1.53
March 31, 2003	$1.77	$1.06	$1.36
June 30, 2003	$1.68	$1.07	$1.07
September 30, 2003	$2.23	$0.97	$1.95
December 31, 2003	$3.55	$1.88	$3.31
March 31, 2004	$6.66	$3.20	$6.18
June 30, 2004	$6.55	$4.15	$5.63
September 30, 2004	$8.95	$5.50	$8.66
December 31, 2004	$9.38	$7.00	$8.88
March 31, 2005	$9.27	$7.29	$7.76
June 30, 2005	$7.88	$6.27	$6.81
September 30, 2005	$8.59	$6.10	$6.65
December 30, 2005	$6.65	$4.87	$5.60
March 31, 2006	$7.40	$5.45	$7.05
June 30, 2006	$9.19	$5.93	$6.37
September 29, 2006	$7.99	$6.07	$7.71
December 29, 2006	$12.40	$7.80	$11.98
March 30, 2007	$18.93	$11.54	$17.50
June 29, 2007	$25.90	$17.09	$25.42
September 30, 2007	$32.21	$17.76	$31.26
December 31, 2007	$51.15	$27.14	$47.76
March 31, 2008	$53.48	$33.80	$35.53
June 30, 2008	$55.99	$33.86	$49.35
August 8, 2008*	$57.64	$41.26	$45.32

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TRA

Initial price: $45.32

Protection level: 60.00%

Protection price: $27.19

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.065313

Coupon: 20.00% per annum

Maturity: February 27, 2009

Dividend yield: 0.23% per annum

Coupon amount monthly: $16.67

FWP-104

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.12%
+ 90%	10.00%		90.12%
+ 80%	10.00%		80.12%
+ 70%	10.00%		70.12%
+ 60%	10.00%		60.12%
+ 50%	10.00%		50.12%
+ 40%	10.00%		40.12%
+ 30%	10.00%		30.12%
+ 20%	10.00%		20.12%
+ 10%	10.00%		10.12%
+ 5%	10.00%		5.12%

0%	10.00%		0.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.88%
- 10%	10.00%	0.00%	-9.88%
- 20%	10.00%	-10.00%	-19.88%
- 30%	10.00%	-20.00%	-29.88%
- 40%	10.00%	-30.00%	-39.88%
- 50%	N/A	-40.00%	-49.88%
- 60%	N/A	-50.00%	-59.88%
- 70%	N/A	-60.00%	-69.88%
- 80%	N/A	-70.00%	-79.88%
- 90%	N/A	-80.00%	-89.88%
- 100%	N/A	-90.00%	-99.88%

FWP-105

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 17 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of about 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 30, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
June 30, 2008	$55.00	$39.20	$41.18
August 8, 2008*	$40.74	$29.70	$34.72

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $34.72

Protection level: 70.00%

Protection price: $24.30

Physical delivery amount: 28($1,000/Initial price)

Fractional shares: 0.801843

Coupon: 14.50% per annum

Maturity: February 27, 2009

Dividend yield: 1.55% per annum

Coupon amount monthly: $12.08

FWP-106

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		100.78%
+ 90%	7.25%		90.78%
+ 80%	7.25%		80.78%
+ 70%	7.25%		70.78%
+ 60%	7.25%		60.78%
+ 50%	7.25%		50.78%
+ 40%	7.25%		40.78%
+ 30%	7.25%		30.78%
+ 20%	7.25%		20.78%
+ 10%	7.25%		10.78%
+ 5%	7.25%		5.78%

0%	7.25%		0.78%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-4.22%
- 10%	7.25%	-2.75%	-9.22%
- 20%	7.25%	-12.75%	-19.22%
- 30%	7.25%	-22.75%	-29.22%
- 40%	N/A	-32.75%	-39.22%
- 50%	N/A	-42.75%	-49.22%
- 60%	N/A	-52.75%	-59.22%
- 70%	N/A	-62.75%	-69.22%
- 80%	N/A	-72.75%	-79.22%
- 90%	N/A	-82.75%	-89.22%
- 100%	N/A	-92.75%	-99.22%

FWP-107

Wells Fargo & Company

According to publicly available information, Wells Fargo & Company (the “Company”) is a corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (BHC Act). Its principal business is to act as a holding company for its subsidiaries.

The Company provides retail, commercial and corporate banking services through banking stores located in 23 states. It also provides other financial services through subsidiaries engaged in various businesses, principally: wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment.

The Company has three operating segments for management purposes: Community Banking, Wholesale Banking and Wells Fargo Financial.

The linked share’s SEC file number is: 001-2979.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$26.50	$20.75	$24.08
December 31, 2002	$25.80	$21.65	$23.44
March 31, 2003	$24.57	$21.65	$22.50
June 30, 2003	$26.02	$22.51	$25.20
September 30, 2003	$26.86	$24.45	$25.75
December 31, 2003	$29.59	$25.84	$29.45
March 31, 2004	$29.49	$27.99	$28.34
June 30, 2004	$29.86	$27.16	$28.62
September 30, 2004	$29.93	$28.06	$29.82
December 31, 2004	$31.69	$28.78	$31.08
March 31, 2005	$31.38	$29.13	$29.90
June 30, 2005	$31.08	$28.89	$30.79
September 30, 2005	$31.44	$29.00	$29.29
December 30, 2005	$32.35	$28.82	$31.42
March 31, 2006	$32.75	$30.31	$31.94
June 30, 2006	$34.86	$31.90	$33.54
September 29, 2006	$36.89	$33.36	$36.18
December 29, 2006	$36.99	$34.90	$35.56
March 30, 2007	$36.64	$33.01	$34.43
June 29, 2007	$36.49	$33.93	$35.17
September 30, 2007	$37.99	$32.67	$35.62
December 31, 2007	$37.78	$29.29	$30.19
March 31, 2008	$34.56	$24.42	$29.10
June 30, 2008	$32.34	$23.46	$23.75
August 8, 2008*	$31.97	$20.46	$30.17

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFC

Initial price: $30.17

Protection level: 70.00%

Protection price: $21.12

Physical delivery amount: 33($1,000/Initial price)

Fractional shares: 0.145509

Coupon: 14.30% per annum

Maturity: February 27, 2009

Dividend yield: 4.02% per annum

Coupon amount monthly: $11.92

FWP-108

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.15%		102.01%
+ 90%	7.15%		92.01%
+ 80%	7.15%		82.01%
+ 70%	7.15%		72.01%
+ 60%	7.15%		62.01%
+ 50%	7.15%		52.01%
+ 40%	7.15%		42.01%
+ 30%	7.15%		32.01%
+ 20%	7.15%		22.01%
+ 10%	7.15%		12.01%
+ 5%	7.15%		7.01%

0%	7.15%		2.01%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.15%	2.15%	-2.99%
- 10%	7.15%	-2.85%	-7.99%
- 20%	7.15%	-12.85%	-17.99%
- 30%	7.15%	-22.85%	-27.99%
- 40%	N/A	-32.85%	-37.99%
- 50%	N/A	-42.85%	-47.99%
- 60%	N/A	-52.85%	-57.99%
- 70%	N/A	-62.85%	-67.99%
- 80%	N/A	-72.85%	-77.99%
- 90%	N/A	-82.85%	-87.99%
- 100%	N/A	-92.85%	-97.99%

FWP-109

United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with major production operations in North America and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. The Company has annual raw steel production capability of 31.7 million net tons and is the fifth largest steel producer in the world. . The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the North America and Central Europe; and the production of iron ore pellets from taconite, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

The linked share’s SEC file number is 1-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$19.98	$10.66	$11.61
December 31, 2002	$14.90	$10.87	$13.12
March 31, 2003	$17.68	$9.61	$9.83
June 30, 2003	$17.88	$9.72	$16.37
September 30, 2003	$20.05	$15.11	$18.38
December 31, 2003	$37.00	$18.54	$35.02
March 31, 2004	$40.15	$31.40	$37.27
June 30, 2004	$39.98	$25.23	$35.12
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
September 30, 2007	$116.37	$74.47	$105.94
December 31, 2007	$121.11	$85.05	$120.91
March 31, 2008	$128.30	$91.11	$126.87
June 30, 2008	$196.00	$122.00	$184.78
August 8, 2008*	$180.57	$133.72	$137.70

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $137.70

Protection level: 60.00%

Protection price: $82.62

Physical delivery amount: 7($1,000/Initial price)

Fractional shares: 0.262164

Coupon: 17.25% per annum

Maturity: February 27, 2009

Dividend yield: 0.93% per annum

Coupon amount monthly: $14.38

FWP-110

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.625%		100.47%
+ 90%	8.625%		90.47%
+ 80%	8.625%		80.47%
+ 70%	8.625%		70.47%
+ 60%	8.625%		60.47%
+ 50%	8.625%		50.47%
+ 40%	8.625%		40.47%
+ 30%	8.625%		30.47%
+ 20%	8.625%		20.47%
+ 10%	8.625%		10.47%
+ 5%	8.625%		5.47%

0%	8.625%		0.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.625%	3.625%	-4.53%
- 10%	8.625%	-1.375%	-9.53%
- 20%	8.625%	-11.375%	-19.53%
- 30%	8.625%	-21.375%	-29.53%
- 40%	8.625%	-31.375%	-39.53%
- 50%	N/A	-41.375%	-49.53%
- 60%	N/A	-51.375%	-59.53%
- 70%	N/A	-61.375%	-69.53%
- 80%	N/A	-71.375%	-79.53%
- 90%	N/A	-81.375%	-89.53%
- 100%	N/A	-91.375%	-99.53%

FWP-111

Yahoo! Inc.

According to publicly available information, Yahoo! Inc. (the “Company”) is a global Internet brand and one of the most trafficked Internet destinations worldwide.

The Company provides it’s owned and operated online properties and services to users. The Company also extends its marketing platform and access to Internet users beyond Yahoo! Properties through its distribution network of third-party entities who have integrated the Company’s advertising offerings into their Websites or their other offerings.

The linked share’s SEC file number is 0-28018.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$7.43	$4.47	$4.79
December 31, 2002	$9.49	$4.51	$8.18
March 31, 2003	$12.50	$8.25	$12.01
June 30, 2003	$16.75	$11.26	$16.38
September 30, 2003	$19.13	$14.05	$17.69
December 31, 2003	$22.74	$17.50	$22.59
March 31, 2004	$25.21	$20.58	$24.30
June 30, 2004	$36.51	$23.95	$36.33
September 30, 2004	$35.34	$25.53	$33.91
December 31, 2004	$39.78	$33.60	$37.68
March 31, 2005	$38.89	$30.31	$33.90
June 30, 2005	$38.95	$32.30	$34.65
September 30, 2005	$38.00	$31.60	$33.84
December 30, 2005	$43.45	$32.78	$39.18
March 31, 2006	$43.65	$29.75	$32.26
June 30, 2006	$34.08	$28.60	$33.00
September 29, 2006	$33.74	$24.62	$25.28
December 29, 2006	$28.56	$22.66	$25.54
March 30, 2007	$32.84	$25.26	$31.29
June 29, 2007	$33.61	$26.61	$27.13
September 30, 2007	$27.80	$22.27	$26.84
December 31, 2007	$34.07	$22.80	$23.26
March 31, 2008	$30.24	$18.59	$28.93
June 30, 2008	$29.17	$20.60	$20.66
August 8, 2008*	$24.80	$19.21	$19.90

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: YHOO

Initial price: $19.90

Protection level: 70.00%

Protection price: $13.93

Physical delivery amount: 50($1,000/Initial price)

Fractional shares: 0.251256

Coupon: 14.50% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.08

FWP-112

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		100.00%
+ 90%	7.25%		90.00%
+ 80%	7.25%		80.00%
+ 70%	7.25%		70.00%
+ 60%	7.25%		60.00%
+ 50%	7.25%		50.00%
+ 40%	7.25%		40.00%
+ 30%	7.25%		30.00%
+ 20%	7.25%		20.00%
+ 10%	7.25%		10.00%
+ 5%	7.25%		5.00%

0%	7.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-5.00%
- 10%	7.25%	-2.75%	-10.00%
- 20%	7.25%	-12.75%	-20.00%
- 30%	7.25%	-22.75%	-30.00%
- 40%	N/A	-32.75%	-40.00%
- 50%	N/A	-42.75%	-50.00%
- 60%	N/A	-52.75%	-60.00%
- 70%	N/A	-62.75%	-70.00%
- 80%	N/A	-72.75%	-80.00%
- 90%	N/A	-82.75%	-90.00%
- 100%	N/A	-92.75%	-100.00%

FWP-113